EXECUTION COPY

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A,
as Issuer,

and

WELLS FARGO BANK, N.A.,
as Indenture Trustee

INDENTURE
DATED AS OF January 1, 2005

HOME EQUITY LOAN-BACKED NOTES

HOME EQUITY LOAN-BACKED SUBORDINATE NOTES

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1

Section 1.01. Definitions Section 1.02. Incorporation by Reference of Trust Indenture Act Section 1.03. Rules of Construction	1 2 2

ARTICLE II ORIGINAL ISSUANCE OF NOTES	2

Section 2.01. Form Section 2.02. Execution, Authentication and Delivery	2 3

ARTICLE III COVENANTS	4

Section 3.01. Reserved

Section 3.02. Maintenance of Office or Agency

Section 3.03. Money for Payments To Be Held in Trust; Paying Agent

Section 3.04. Existence

Section 3.05. Payment of Principal and Interest; Defaulted Interest

Section 3.06. Protection of Trust Estate

Section 3.07. Opinions as to Trust Estate

Section 3.08. Performance of Obligations; Sale and Servicing Agreement

Section 3.09. Negative Covenants

Section 3.10. Annual Statement as to Compliance

Section 3.11. Recordation of Assignments

Section 3.12. Representations and Warranties Concerning the Mortgage Loans

Section 3.13. Assignee of Record of the Mortgage Loans

Section 3.14. Servicer as Agent and Bailee of the Indenture Trustee

Section 3.15. Investment Company Act

Section 3.16. Issuer May Not Consolidate, etc.

Section 3.17. Successor or Transferee

Section 3.18. No Other Business

Section 3.19. No Borrowing

Section 3.20. Guarantees

Section 3.21. Capital Expenditures

Section 3.22. Indenture Trustee Not Liable for Notes or Related Documents

Section 3.23. Notice of Events of Default

Section 3.24. Further Instruments and Acts

Section 3.25. Statements to Noteholders

Section 3.26. Allocation of Principal Payments to the Subordinate Notes and the Class X Notes

Section 3.27. Reserved

Section 3.28. Allocation of Losses on the Mortgage Loans

Section 3.29. Additional Representations and Warranties of the Issuer	4 4 4 5 6 8 9 9 10 10 11 11 11 11 12 12 13 14 14 14 14 14 15 15 15 15 16 16 17

ARTICLE IV THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE	17

Section 4.01. The Notes

Section 4.02. Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar

Section 4.03. Mutilated, Destroyed, Lost or Stolen Notes

Section 4.04. Persons Deemed Owners

Section 4.05. Cancellation

Section 4.06. Book-Entry Notes

Section 4.07. Notices to Depository

Section 4.08. Definitive Notes

Section 4.09. Tax Treatment

Section 4.10. Reserved

Section 4.11. Satisfaction and Discharge of Indenture

Section 4.12. Application of Trust Money

Section 4.13. Reserved

Section 4.14. Repayment of Monies Held by Paying Agent

Section 4.15. Temporary Global Notes	17 18 21 21 22 22 23 23 23 24 24 25 25 25 26

ARTICLE V DEFAULT AND REMEDIES	26

Section 5.01. Notification of Certain Events of Default

Section 5.02. Acceleration of Maturity; Rescission and Annulment

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee

Section 5.04. Remedies; Priorities

Section 5.05. Optional Preservation of the Trust Estate

Section 5.06. Limitation of Suits

Section 5.07. Unconditional Right of Noteholders To Receive Principal and Interest

Section 5.08. Restoration of Rights and Remedies

Section 5.09. Rights and Remedies Cumulative

Section 5.10. Delay or Omission Not a Waiver

Section 5.11. Control by Noteholders

Section 5.12. Waiver of Past Defaults

Section 5.13. Undertaking for Costs

Section 5.14. Waiver of Stay or Extension Laws

Section 5.15. Sale of Trust Estate

Section 5.16. Action on Notes

Section 5.17. Performance and Enforcement of Certain Obligations	26 26 27 29 32 32 33 33 33 34 34 34 35 35 35 37 37

ARTICLE VI THE INDENTURE TRUSTEE	38

Section 6.01. Duties of Indenture Trustee

Section 6.02. Rights of Indenture Trustee

Section 6.03. Individual Rights of Indenture Trustee

Section 6.04. Indenture Trustee's Disclaimer

Section 6.05. Notice of Event of Default

Section 6.06. Reports by Indenture Trustee to Noteholders

Section 6.07. Compensation

Section 6.08. Replacement of Indenture Trustee

Section 6.09. Successor Indenture Trustee by Merger

Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee

Section 6.11. Eligibility; Disqualification

Section 6.12. Preferential Collection of Claims Against Issuer

Section 6.13. Representations and Warranties

Section 6.14. Directions to Indenture Trustee

Section 6.15. Conflicting Instructions	38 39 40 40 40 40 41 41 42 43 44 45 45 46 46

ARTICLE VII NOTEHOLDERS' LISTS AND REPORTS	46

Section 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders

Section 7.02. Preservation of Information; Communications to Noteholders

Section 7.03. Reports by Issuer

Section 7.04. Reports by Indenture Trustee	46 46 47 47

ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES	48

Section 8.01. Collection of Money

Section 8.02. Reserved

Section 8.03. Officer's Certificate

Section 8.04. Termination Upon Distribution to Noteholders

Section 8.05. Release of Trust Estate

Section 8.06. Surrender of Notes Upon Final Payment	48 48 48 48 48 49

ARTICLE IX SUPPLEMENTAL INDENTURES	49

Section 9.01. Supplemental Indentures Without Consent of Noteholders

Section 9.02. Supplemental Indentures With Consent of Noteholders

Section 9.03. Execution of Supplemental Indentures

Section 9.04. Effect of Supplemental Indenture

Section 9.05. Conformity with Trust Indenture Act

Section 9.06. Reference in Notes to Supplemental Indentures	49 50 52 52 52 52

ARTICLE X MISCELLANEOUS	53

Section 10.01. Compliance Certificates and Opinions, etc.

Section 10.02. Form of Documents Delivered to Indenture Trustee

Section 10.03. Acts of Noteholders

Section 10.04. Notices

Section 10.05. Notices to Noteholders; Waiver

Section 10.06. Conflict with Trust Indenture Act

Section 10.07. Effect of Headings

Section 10.08. Successors and Assigns

Section 10.09. Severability of Provisions

Section 10.10. Reserved

Section 10.11. Legal Holidays

Section 10.12. Governing Law

Section 10.13. Counterparts

Section 10.14. Recording of Indenture

Section 10.15. Issuer Obligation

Section 10.16. No Petition

Section 10.17. Inspection	53 54 55 56 56 56 57 57 57 57 57 57 57 58 58 58 58

Page

Appendix A	Definitions
Exhibit A-1	Form of Senior Notes (includes Form of Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-IO Note)	A-1-1
Exhibit A-2	Form of Subordinate Notes (includes Form of Class M-1 Note, Class M-2 Note, Class M-3 Notes, Class M-4 Note, Class M-5 Note, Class M-6 Note and Class M-7 Note)	A-2-1
Exhibit A-3	Form of Class X Notes (includes Form of Class X-1 Note, Class X-2A Note and Class X-2B Note)	A-3-1
Exhibit B	Form of Rider 144A Investment Representation	B-1
Exhibit C	Form of Investor Representation Letter	C-1
Exhibit D	Form of Transferor Representation Letter	D-1
Exhibit E	Form of Representation Letter	E-1
Exhibit F	Certificate of Non-Foreign Status	F-1

          This INDENTURE, dated as of January 1, 2005, is between Irwin Whole Loan Home Equity Trust 2005-A, a Delaware statutory trust, as issuer (the "Issuer"), and Wells Fargo Bank, N.A., as trustee (the "Indenture Trustee").

WITNESSETH:

          Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Home Equity Loan-Backed Notes, Series 2005-A (the "Notes").

GRANTING CLAUSE

          The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Noteholders, all of the Issuer's right, title and interest, whether now existing or hereafter created, in and to (i) the Mortgage Loans, (ii) all funds on deposit from time to time in the Collection Account and the Trustee Collection Account (in each case as defined in Appendix A hereto) and all proceeds thereof, (iii) the assignment of the Depositor's right, title and interest in the representations and warranties made by the Seller in the Mortgage Loan Purchase and Servicing Agreement and (iv) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

          The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided herein.

          The Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

ARTICLE I
DEFINITIONS

          Section 1.01. Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A attached hereto, which is incorporated by reference herein.

           Section 1.02. Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended (the "TIA"), such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

           "Commission" means the Securities and Exchange Commission.

           "indenture securities" means the Notes.

           "indenture security holder" means a Noteholder.

           "indenture to be qualified" means this Indenture.

           "indenture trustee" or "institutional trustee" means the Indenture Trustee.

           "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

           Section 1.03. Rules of Construction.

          Unless the context otherwise requires, (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time; (iii) "or" includes "and/or"; (iv) "including" means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) the term "proceeds" has the meaning ascribed thereto in the UCC; (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; and (viii) references to a Person are also to such Person's permitted successors and assigns.

ARTICLE II
ORIGINAL ISSUANCE OF NOTES

          Section 2.01. Form.

          The Senior Notes, the Subordinate Notes and the Class X Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit A-1, A-2 and A-3, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of a Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face thereof.

          The Notes shall be typewritten, printed, lithographed or engraved, or produced by any combination of such methods (with or without steel engraved borders), all as determined by the Authorized Officers executing the same, as evidenced by their execution thereof.

          The terms of the Notes set forth in Exhibits A-1, A-2 and A-3 are part of the terms of this Indenture.

           Section 2.02. Execution, Authentication and Delivery.

          The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          The Indenture Trustee shall upon Issuer Request authenticate and deliver Offered Notes for original issuance in their Initial Class Note Balance or Notional Amount as of the Cut-Off Date.

          Each Note shall be dated the date of its authentication. The Notes, other than the Class A-IO Notes, shall be issuable as registered Notes in minimum initial Note Balances of $1,000 and in integral multiples of $1 in excess thereof. The Class A-IO Notes shall be issuable as registered Notes in minimum percentage interests of 5% and in integral multiples of 5% in excess thereof.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III
COVENANTS

          Section 3.01. Reserved.

           Section 3.02. Maintenance of Office or Agency.

          The Issuer shall maintain an office or agency where, subject to the satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

           Section 3.03. Money for Payments To Be Held in Trust; Paying Agent.

          All payments of amounts due and payable with respect to any Notes pursuant to Section 3.05 shall be made on behalf of the Issuer by the Indenture Trustee or the Paying Agent, and no amounts shall be paid to the Issuer except as provided in this Section. The Indenture Trustee shall initially be the Paying Agent.

          The Issuer shall cause each Paying Agent (other than the Indenture Trustee) to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and as Paying Agent, the Indenture Trustee hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (b) give the Indenture Trustee written notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

          (d) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for payments in respect of the Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

          (e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

          (f) deliver to the Indenture Trustee a copy of the statement to Noteholders prepared with respect to each Payment Date pursuant to Section 4.01 of the Sale and Servicing Agreement.

          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders the Notes of which have been called but have not been surrendered for redemption or the right of which to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or any Paying Agent, at the last address of record for each such Holder).

          Section 3.04. Existence.

          The Issuer shall keep in full force and effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

           Section 3.05. Payment of Principal and Interest; Defaulted Interest.

          (a) On each Payment Date (other than a Payment Date after an Event of Default and an acceleration of the Notes), from amounts on deposit in the Trustee Collection Account resulting from Interest Collections and Principal Collections with respect to the Mortgage Loans (after the Indenture Trustee has removed any investment earnings to be retained by it pursuant to Section 6.07 or paid to the Depositor pursuant to Section 5.03 of the Sale and Servicing Agreement), minus the Indenture Trustee Fee payable to the Indenture Trustee for such Payment Date and any permitted expenses reimbursable to the Indenture Trustee pursuant to Section 6.07, the Indenture Trustee shall apply the following amounts in the following order of priority, in accordance with the Report to Noteholders:

first, to pay the accrued and unpaid interest due on the Note Balances of the Notes and the notional balance of the Class A-IO Notes at their respective Note Rates, in the following order:

(A) to the Senior Notes on a pro rata basis in accordance with the amount of accrued interest due thereon; and

(B) sequentially, to the Class M-1 Notes, the Class M-2 Notes, the Class M-3 Notes, the Class M-4 Notes, the Class M-5 Notes, the Class M-6 Notes and the Class M-7 Notes;

second, to pay as principal on the Notes (other than the Class A-IO Notes) until the related Note Balance thereof has been reduced to zero, the Principal Distribution Amount for that Payment Date, in the following order:

(A) the Class A Principal Distribution Amount sequentially to the Class A Notes;

          (B) the Class M-1 Principal Distribution Amount to the Class M-1 Notes;

          (C) the Class M-2 Principal Distribution Amount to the Class M-2 Notes;

          (D) the Class M-3 Principal Distribution Amount to the Class M-3 Notes;

          (E) the Class M-4 Principal Distribution Amount to the Class M-4 Notes;

          (F) the Class M-5 Principal Distribution Amount to the Class M-5 Notes;

          (G) the Class M-6 Principal Distribution Amount to the Class M-6 Notes; and

(H) the Class M-7 Principal Distribution Amount to the Class M-7 Notes;

third, to pay as principal on the Senior Notes (other than the Class A-IO Notes) and the Subordinate Notes, the Liquidation Loss Distribution Amount for such Payment Date, sequentially to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes and Class M-7 Notes, in that order, in each case until the related Note Balance thereof has been reduced to zero;

          fourth, to pay the Indenture Trustee and the Administrator any unpaid expenses and other reimbursable amounts owed to the Indenture Trustee and the Administrator;

          fifth, to pay to the holders of the Notes, in the order described in clause first above, any unpaid Interest Carry-Forward Amounts, together with interest thereon; and

sixth, any remaining amounts to the holders of the Class X Notes and the Certificates in the amounts and priorities set forth in Section 3.26(b).

          Notwithstanding the foregoing, on the applicable Legal Final Payment Date of the Senior Notes (other than the Class A-IO Notes) and the Subordinate Notes, the amounts to be paid pursuant to clause second above shall be equal to the sum of the Note Balance of the applicable Class or Classes of Notes immediately prior to such Payment Date.

          In the event that any withholding tax is imposed on distributions (or allocations of income) to a Holder of a Note or Certificate, such tax shall reduce the amount otherwise distributable to such Holder in accordance with this Section 3.05. The Indenture Trustee is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Holders of the Notes or Certificates sufficient funds for the payment of any tax that is legally owed by the Issuer; provided, that such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate Proceedings and withholding payment thereof, if permitted by law, pending the outcome of such Proceedings. The amount of any withholding tax imposed with respect to a Holder of a Note or Certificate shall be treated as cash distributed to such Holder at the time it is withheld by the Indenture Trustee and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this paragraph.

          Amounts paid to Noteholders shall be paid in respect of the Offered Notes or the Non-Offered Notes, as the case may be, in accordance with the applicable percentage as set forth in paragraph (b) below. Any installment of interest or principal payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Holder of record thereof on the immediately preceding Record Date by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee, or by check or money order mailed to the address of such Noteholder reflected in the Note Register, in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Notes; provided, that the Indenture Trustee shall not pay to any such Holder any amounts required to be withheld from a payment to such Holder by the Code.

          (b) Principal of each Note (other than the Class A-IO Notes) shall be due and payable in full on the Legal Final Payment Date for the related Class of Notes as provided in the applicable form of Note set forth in Exhibits A-1, A-2 and A-3. All principal payments on the Offered Notes shall be made pro rata to the Class of Noteholders entitled thereto in accordance with the related Percentage Interests represented thereby. Upon written notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in the name of which a Note is registered at the close of business on the Record Date preceding the related Legal Final Payment Date. Such notice shall be mailed no later than five Business Days prior to the related Legal Final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the related Legal Final Payment Date will be payable only upon presentation and surrender of such Note, and shall specify the place where such Note may be presented and surrendered for such final payment.

           Section 3.06. Protection of Trust Estate.

          (a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

(i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iii) cause the Trust to enforce any of the Mortgage Loans; or

(iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders therein against the claims of all Persons and parties.

          (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or that is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel shall have yet been delivered pursuant to Section 3.07(b)), unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the Lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

          The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section.

           Section 3.07. Opinions as to Trust Estate.

          (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel, at the expense of the Issuer, stating that (i) in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the Lien and security interest in the Mortgage Loans and reciting the details of such action, or (ii) in the opinion of such counsel, no such action is necessary to make such Lien and security interest effective.

          (b) On or before December 31st of each calendar year, commencing in 2005, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer stating that (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the Lien and security interest in the Mortgage Loans and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien and security interest in the Mortgage Loans until December 31 of the following calendar year.

           Section 3.08. Performance of Obligations; Sale and Servicing Agreement.

          (a) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Trust Estate.

          (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

          (c) The Issuer shall not take any action or permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any document relating to the Mortgage Loans (including the Mortgage Documents and the Related Documents) or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such document or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Sale and Servicing Agreement.

          (d) The Issuer may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

           Section 3.09. Negative Covenants.

          So long as any Notes are Outstanding, the Issuer shall not:

          (a) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

          (b) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

          (c) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture, except as may be expressly permitted hereby, permit any Lien (other than the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate, any part thereof, any interest therein or any proceeds thereof or permit the Lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

          (d) impair or cause to be impaired the Issuer's interest in the Mortgage Loans, the Mortgage Loan Purchase and Servicing Agreement or in any other Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

           Section 3.10. Annual Statement as to Compliance.

          The Issuer shall deliver to the Indenture Trustee, on or before March 15 of each year (commencing with 2006), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

          (a) a review of the activities of the Issuer during such year (or from the Closing Date in the case of the first such Certificate) and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer's supervision; and

          (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture and the Trust Agreement throughout such year (or from the Closing Date in the case of the first such Certificate) or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

           Section 3.11. Recordation of Assignments.

          The Issuer shall enforce the obligation of the Master Servicer under Section 3.13 of the Sale and Servicing Agreement to submit or cause to be submitted for recording Assignments of Mortgages in accordance with such Section.

           Section 3.12. Representations and Warranties Concerning the Mortgage Loans.

          The Indenture Trustee, as pledgee of the Mortgage Loans, shall have the benefit of the representations and warranties of the Seller in Sections 7.01 and 7.02 of the Mortgage Loan Purchase and Servicing Agreement, assigned to the Issuer in Section 2.01 of the Sale and Servicing Agreement and restated by the Seller in Section 2.07 of the Sale and Servicing Agreement, concerning the Mortgage Loans, including without limitation the right to enforce the remedies against the Seller and the Depositor provided in Sections 7.03 and 12.01 of the Mortgage Loan Purchase and Servicing Agreement and (d) Section 2.08 of the Sale and Servicing Agreement to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

           Section 3.13. Assignee of Record of the Mortgage Loans.

          As pledgee of the Mortgage Loans, the Indenture Trustee shall hold record title to the Mortgage Loans by being named as payee in the endorsements of the Mortgage Notes and assignee in the Assignments of Mortgage recorded to the extent required by Section 3.13 of the Sale and Servicing Agreement. Except as expressly provided in the Mortgage Loan Purchase and Servicing Agreement or the Sale and Servicing Agreement with respect to any Mortgage Loan, the Indenture Trustee shall not execute any endorsement or assignment or otherwise release or transfer record title to such Mortgage Loan until such time as the remaining Trust Estate, or any portion thereof, may be released pursuant to Section 8.05 hereof.

           Section 3.14. Servicer as Agent and Bailee of the Indenture Trustee.

          Solely for purposes of perfection under Section 9-313 of the UCC or other similar applicable law, rule or regulation of the State in which such property is held by the Master Servicer, the Indenture Trustee hereby acknowledges that the Master Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account pursuant to Section 3.04 and Section 5.02 of the Sale and Servicing Agreement that are allocable to the Mortgage Loans, as well as the agent and bailee of the Indenture Trustee in holding any Related Documents released to the Master Servicer pursuant to Section 3.09 of the Sale and Servicing Agreement, and any other items constituting a part of the Trust Estate that from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such agency pursuant to Section 3.01 of the Sale and Servicing Agreement, the Indenture Trustee, as pledgee of the Mortgage Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-313 of the UCC of the State in which such property is held by the Master Servicer.

           Section 3.15. Investment Company Act.

          The Issuer shall not become an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, that the Issuer shall be in compliance with this Section if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

           Section 3.16. Issuer May Not Consolidate, etc.

          (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on the Notes, and to the Certificate Paying Agent, on behalf of the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

          (iii) each Rating Agency shall have notified the Issuer that such transaction will not cause a Rating Event;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

          (v) any action that is necessary to maintain the Lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

          (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer from and against any loss, liability or expense arising under or relating to this Indenture or the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) each Rating Agency shall have notified the Issuer that such transaction will not cause a Rating Event;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Senior Noteholder;

          (v) any action that is necessary to maintain the Lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

           Section 3.17. Successor or Transferee.

          (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

          (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

           Section 3.18. No Other Business.

          The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Mortgage Loans, the issuance of the Notes and the Certificate in the manner contemplated by this Indenture and the other Basic Documents and all activities incidental thereto.

          Section 3.19. No Borrowing.

          The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness, except for the Notes.

          Section 3.20. Guarantees.

          Except as contemplated by this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any Person.

           Section 3.21. Capital Expenditures.

          The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

           Section 3.22. Indenture Trustee Not Liable for Notes or Related Documents.

          The recitals contained herein shall be taken as the statements of the Depositor, and the Indenture Trustee assumes no responsibility for the correctness thereof. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, of any other Basic Document or of the Notes (other than the signatures of the Indenture Trustee on the authentication of the Notes) or of any other documents relating thereto. The Indenture Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders under this Indenture, including the compliance by the Depositor or the Seller with any representation or warranty made under any Basic Document or in any related document or the accuracy of any such representation or warranty, or any action of the Paying Agent or the Note Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

           Section 3.23. Notice of Events of Default.

          The Issuer shall give the Indenture Trustee, the Administrator and each Rating Agency prompt written notice of each Event of Default hereunder.

           Section 3.24. Further Instruments and Acts.

          Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

           Section 3.25. Statements to Noteholders.

          On each Payment Date, the Indenture Trustee will make the Report to Noteholders (and, at its option, any additional files containing the same information in alternative format) available to Noteholders, the Depositor and the Issuer via the Indenture Trustee's internet website. The Indenture Trustee's internet website shall initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Persons that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way Report to Noteholders are distributed in order to make such distribution more convenient and/or more accessible to the above Persons, and the Indenture Trustee shall provide timely and adequate notification to all above Persons regarding any such changes.

           Section 3.26. Allocation of Principal Payments to the Subordinate Notes and the Class X Notes.

          (a) Any provision in this Agreement to the contrary notwithstanding, until the Step-down Date, no principal payments shall be distributed to the Subordinate Notes unless the Note Balances of all of the Senior Notes have been reduced to zero. In addition, if on any Payment Date the Loss and Delinquency Tests are not satisfied, amounts otherwise payable to the Subordinate Notes with respect to principal shall be paid to the Senior Notes, and the Subordinate Notes shall receive no distributions of principal on that Payment Date.

          (b) Payments to the holders of the Class X Notes and the Certificates on each Payment Date will be equal to the amount of remaining funds in the Trustee Collection Account under clause sixth of Section 3.05(a). Payment of such aggregate amount on each Payment Date will be made to the Holder of the Class X Notes as follows: first, to the Class X-1 Notes, solely as a payment of principal, until the Class X-1 Note Balance has been reduced to $0, and thereafter, to the Class X-2A and Class X-2B Notes in the proportion of 35% and 65%, respectively, of the aggregate amount to be paid on each Payment Date. No payment of any portion of such aggregate amount will be made to the Holder of the Certificate on any Payment Date.

           Section 3.27. Reserved.

           Section 3.28. Allocation of Losses on the Mortgage Loans.

          On each Payment Date, the amount of Liquidation Loss Amounts incurred on the Mortgage Loans in the related Collection Period that were not distributed pursuant to clause third of Sections 3.05(a) will be applied as follows: first, to reduce any Overcollateralization Amount (after allocation of Principal Collections and Interest Collections on the Mortgage Loans for such Payment Date) until such amount has been reduced to $0; second, to reduce the Note Balance of the Class M-7 Notes, until the outstanding Note Balance thereof has been reduced to $0; third, to reduce the Note Balance of the Class M-6 Notes, until the outstanding Note Balance thereof has been reduced to $0; fourth, to reduce the Note Balance of the Class M-5 Notes, until the outstanding Note Balance thereof has been reduced to $0; fifth, to reduce the Note Balance of the Class M-4 Notes, until the outstanding Note Balance thereof has been reduced to $0; sixth, to reduce the Note Balance of the Class M-4 Notes, until the outstanding Note Balance thereof have been reduced to $0; seventh, to reduce the Note Balance of the Class M-3 Notes, until the outstanding Note Balance thereof have been reduced to $0; eight, to reduce the Note Balance of the Class M-2 Notes, until the outstanding Note Balance thereof have been reduced to $0; ninth, to reduce the Note Balance of the Class M-1 Notes, until the outstanding Note Balance thereof have been reduced to $0; and tenth, to reduce the Note Balance of the remaining Senior Notes, until the outstanding Note Balances thereof have been reduced to $0. After the Note Balance of the Class M-1 Notes has been reduced to $0, any such Liquidation Loss Amounts allocated to the remaining Senior Notes (other than the Class A-IO Notes) shall be allocated to such remaining Senior Notes on a pro rata basis. The reduction of the Note Balance of any Class of Notes by application of Liquidation Loss Amounts as described above shall entitle such Class to reimbursement for such amount, with interest thereon, in accordance with Section 3.05(a) as a distribution of the Liquidation Loss Distribution Amount (but without double counting for any prior distribution of Liquidation Loss Distribution Amounts to such Class covering such loss amounts). Payment of that reimbursement amount will not further reduce the Note Balance of the applicable Class of Subordinate Notes. In the event of any Subsequent Recoveries relating to a Liquidated Mortgage Loan for which (i) a Liquidation Loss Amount was allocated in reduction of the Note Balance or Balances of any Class or Classes of Notes as described above, (ii) a reimbursement amount was not previously paid, and (iii) such Subsequent Recoveries would be applied as a recovery of principal, the Note Balance or Balances of such Class or Classes of Notes that were previously reduced shall be increased, sequentially, in the order of priority set forth above, by an amount equal to the amount of any such Subsequent Recoveries that are applied as a recovery of principal, but not by more than the Liquidation Loss Amount previously allocated in reduction of the Note Balance or Balances of such Class or Classes of Notes. Notwithstanding any provision of this section to the contrary, after the Note Balance of any Class has been reduced to $0, that Class will no longer be entitled to distributions.

           Section 3.29. Additional Representations and Warranties of the Issuer.

          This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer. The Mortgage Loans constitute "instruments" or "accounts" within the meaning of the applicable UCC. The Issuer owns and has good and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person. All original executed copies of each Mortgage Note (or a "lost note affidavit" in lieu thereof) that constitute or evidence the Mortgage Loans have been delivered to the Indenture Trustee. The Issuer has caused or will have caused, within ten days following the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder. Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer. None of the Mortgage Notes that constitute or evidence the Mortgage Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. The foregoing representations and warranties shall survive the discharge of this Indenture.

ARTICLE IV
THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

           Section 4.01. The Notes.

          The Global Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners shall hold interests in the Global Notes through the book-entry facilities of the Depository in minimum initial Note Balances (or Notional Balances in the case of the Class A-IO Notes) of $1,000 and integral multiples of $1 in excess thereof.

          The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Notes for the purposes of exercising the rights of Global Noteholders hereunder. Except as provided in the next succeeding paragraph, the rights of Beneficial Owners with respect to such Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Global Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Global Noteholders and give notice to the Depository of such Record Date. Without the consent of the Issuer and the Indenture Trustee, the Depository may not transfer any Global Note except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

          In the event that The Depository Trust Company resigns or is removed as Depository, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Depository. If no successor Depository has been appointed within 30 days after the effective date of the predecessor Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Global Notes it beneficially owns in the manner prescribed in Section 4.08.

          The Owner Trustee (not in its individual capacity but solely as Owner Trustee), shall, on original issue, execute the Global Notes on behalf of the Issuer, and the Indenture Trustee shall authenticate and deliver the Notes to or upon the order of the Issuer.

           Section 4.02. Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar.

          The Issuer shall cause to be kept at the Corporate Trust Office of the Indenture Trustee a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

          Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee, the Issuer shall execute, and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Balances.

          No transfer of a Class X Note shall be permitted, and no such transfer shall be registered in the Note Register or be effective hereunder, unless evidenced by an Opinion of Counsel that establishes that such transfer and the registration of such transfer will not cause the Issuer, or any portion thereof, to be characterized as an association (or a publicly traded partnership) taxable as a corporation either by having more than 100 holders of the Certificates and the Class X Notes at any time during the taxable year of the Issuer or otherwise, a corporation or a taxable mortgage pool for federal income tax purposes.

          No Class X Note or any interest therein (the "Transferred Note or Interest") may be transferred unless all of the Class X Notes and all interests therein are transferred together with the Transferred Note or Interest. Any purported transfers in violation of this provision shall be void.

          In addition, no transfer, sale, assignment, pledge or other disposition of a Class X Note shall be made unless the proposed transferee executes a representation letter substantially in the form of Exhibit E, that (i) such transferee is acquiring the Class X Note for its own behalf and is not acting as agent or custodian for any other Person or entity in connection with such acquisition, (ii) if such transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the Class X Notes represent not more than 50% of the assets of the partnership, grantor trust or S corporation, (iii) such transferee agrees to be bound by the Indenture and (iv) such transferee will not (x) incur indebtedness secured by the Class X Notes where payments on such indebtedness bear a relationship to payments on the Mortgage Loans within the meaning of Treasury Regulations Section 301.7701(i)-1(f) or (y) use a partnership, trust or other entity to indirectly achieve the result described in clause (x).

          Except as described below, each holder of Class X Notes shall establish its non-foreign status by submitting to the Owner Trustee and the Indenture Trustee an IRS Form W-9 and the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit F).

          A Class X Note may be transferred to a Person unable to establish its non-foreign status as described in the preceding paragraph only if such Person provides an Opinion of Counsel to the Depositor, the Owner Trustee and the Indenture Trustee, which Opinion of Counsel shall not be an expense of the Trust, the Depositor, the Owner Trustee or the Indenture Trustee, satisfactory to the Owner Trustee and the Indenture Trustee, that such transfer (i) will not affect the federal income tax status of the Trust or any portion thereof and (ii) will not adversely affect the interests of any Certificateholder or Noteholder, including as a result of the imposition of any federal withholding taxes on the Trust (except to the extent that such withholding taxes would be payable solely from amounts otherwise distributable to the Class X Notes of the prospective transferee). If such transfer occurs and such foreign Person becomes subject to such federal withholding taxes, any such taxes will be withheld by the Indenture Trustee. Each holder of the Class X Notes unable to establish its non-foreign status shall submit to the Indenture Trustee a properly completed copy of the type of Form W-8 that the Indenture Trustee shall reasonably request and shall resubmit such form every three years or with the frequency as required by then-applicable regulations.

          No transfer, sale, pledge or other disposition of a Class M-7 Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act, and any applicable state securities laws, or is made in accordance with the Securities Act and such state laws. In the event of any such transfer, the Indenture Trustee or the Issuer shall require the transferee to execute either (i) an investment letter in substantially the form attached hereto as Exhibit B (or in such form reasonably satisfactory to the Indenture Trustee and the Issuer), which investment letters shall not be an expense of the Issuer, the Owner Trustee, the Indenture Trustee or the Depositor, and which investment letter shall state that, among other things, such transferee is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or for the accounts of other "qualified institutional buyers" as defined under Rule 144A, and is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A or (ii) a written Opinion of Counsel (who may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee and the Issuer that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and such state laws or is being made pursuant to the Securities Act and such state laws, which Opinion of Counsel shall not be an expense of the Issuer, the Owner Trustee, the Indenture Trustee or the Depositor, and the Indenture Trustee shall require the transferee to execute an investment letter in substantially the form of Exhibit C hereto, and the transferor shall execute a representation letter, substantially in the form of Exhibit D hereto, acceptable to and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee certifying to the Issuer and the Indenture Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Indenture Trustee or the Issuer. The Holder of a Class M-7 Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee and the Issuer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal or state laws. Notwithstanding the foregoing, the restriction of transfer specified in this paragraph is not applicable to any Class M-7 Notes that have been registered under the Securities Act.

          Subject to the foregoing, at the option of the related Noteholders, Notes may be exchanged for other Notes of like tenor and Class, in each case, in authorized initial Note Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee, as Note Registrar. Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute, and the Note Registrar shall authenticate and deliver, the Notes that the Noteholder making such exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company. Notes delivered upon any such transfer or exchange shall evidence the same obligations, and shall be entitled to the same rights and privileges, as the Notes surrendered.

          No service charge shall be made for any registration of transfer or exchange of any Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such registration of transfer or exchange. All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

          The Issuer hereby appoints the Indenture Trustee as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.08 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.04 of the Trust Agreement. The Indenture Trustee hereby accepts such appointment.

           Section 4.03. Mutilated, Destroyed, Lost or Stolen Notes.

          If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless; then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall be, or within seven days shall be, due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of a replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note or such payment from the Person to which it was delivered or any Person taking such replacement Note from the Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

          Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the related Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith and any other reasonable related expenses (including the fees and expenses of the Indenture Trustee).

          Each replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not such mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone each such replacement Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

           Section 4.04. Persons Deemed Owners.

          Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in the name of which such Note is registered as of the date of determination as the owner of such Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue; and neither the Issuer nor the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

          Section 4.05. Cancellation.

          All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee, and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and the Indenture Trustee shall promptly cancel all Notes so delivered. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time of cancellation thereof, unless the Issuer directs by Issuer Request that the same be destroyed or returned to it; provided, that such Issuer Request shall be timely and such Notes have not been previously disposed of by the Indenture Trustee.

           Section 4.06. Book-Entry Notes.

          The Global Notes, upon original issuance, will be issued in the form of typewritten notes representing Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by or on behalf of the Issuer. The Global Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner shall receive a Definitive Note representing such Beneficial Owner's interest in the related Global Note, except as provided in Section 4.08. Unless and until definitive, fully-registered Global Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Global Notes, and shall have no obligation to Beneficial Owners;

          (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

          (d) the rights of Beneficial Owners shall be exercised only through the Depository, and shall be limited to those established by law and agreements between the related Beneficial Owners and the Depository or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository shall make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Global Notes to such Depository Participants; and

          (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes representing a specified percentage of the aggregate Note Balance, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners or Depository Participants owning or representing, respectively, such required percentage, and has delivered such instructions to the Indenture Trustee.

           Section 4.07. Notices to Depository.

          Whenever a notice or other communication to the Global Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Global Noteholders to the Depository, and shall have no obligation to any Beneficial Owner.

           Section 4.08. Definitive Notes.

          If (i) the Indenture Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Global Notes and the Indenture Trustee is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default, Beneficial Owners representing at least a majority of the aggregate Note Balance of the Global Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Global Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of such Definitive Notes as Global Noteholders.

           Section 4.09. Tax Treatment.

          (a) The Issuer has entered into this Indenture, and the Senior Notes, the Subordinate Notes and the Class X-1 Notes shall be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, such Notes will qualify as indebtedness of the Issuer.

          The Issuer, by entering into this Indenture, and each holder of a Senior Note, a Subordinate Note or a Class X-1 Note, by its acceptance of such Note (and each Beneficial Owner by its acceptance of an interest in such Note), agrees to treat such Note for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          (b) The Issuer has entered into this Indenture, and the Class X-2A Notes and the Class X-2B Notes shall be issued, with the intention that, for federal, state and local, income, single business and franchise tax purposes, such Notes will qualify as equity of the Issuer.

          The Issuer, by entering into this Indenture, and each holder of a Class X-2A Note or a Class X-2B Note, by its acceptance of such Note (and each Beneficial Owner by its acceptance of a beneficial interest in such Note), agrees (i) to treat such Note for federal, state and local income, single business and franchise tax purposes as equity of the Issuer and (ii) to the terms of Section 4.09(c) hereof and Sections 3.12 and 5.03 of the Trust Agreement.

          (c) If the Certificates, the Class X-2A Notes and Class X-2B Notes are held by more than one Person, the net income of the Issuer for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated among the Certificateholders and the holders of the Class X-2A Notes and Class X-2B Notes as of the first Record Date following the end of such month, in accordance with each such holder's Percentage Interest in the Certificates and the Class X-2A Notes and Class X-2B Notes. Net losses of the Issuer, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated among the Certificateholders and the holders of the Class X-2A Notes and Class X-2B Notes as of the first Record Date following the end of such month, in accordance with each such holder's Percentage Interest in the Certificates and the Class X-2A Notes and Class X-2B Notes. The Indenture Trustee, on behalf of the Depositor and at the direction of the Master Servicer, is authorized to modify the allocations in this paragraph if necessary or appropriate for the allocations to fairly reflect the economic income, gain or loss to the holders of the Certificates and the Class X-2A Notes and Class X-2B Notes, or as otherwise required by the Code. The Master Servicer shall act as agent of the tax matters partner of the Trust.

           Section 4.10. Reserved.

           Section 4.11. Satisfaction and Discharge of Indenture.

          Upon the occurrence of the events set forth in the immediately following sentence, this Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.04, 3.06, 3.09, 3.16, 3.18 and 3.19, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them. The Indenture Trustee, upon the demand and at the expense of the Issuer, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Notes, when:

(i) 367 days after either

(A) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (2) Notes for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Indenture Trustee for cancellation (I) have become due and payable; (II) will become due and payable at the last Legal Final Payment Date within one year; or (III) have been declared immediately due and payable pursuant to Section 5.02;

and the Issuer, in the case of (I) or (II) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America that will mature prior to the date such amounts are payable, in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on the Notes then outstanding and not theretofore delivered to the Indenture Trustee for cancellation when due on the last Legal Final Payment Date;

(ii) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 and stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. If such Opinion of Counsel relates to a deposit made in connection with clause (i)(A)(2) above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, the Noteholders or the Certificateholders.

           Section 4.12. Application of Trust Money.

          All monies deposited with the Indenture Trustee pursuant to Section 4.11 shall be held in trust and applied by the Indenture Trustee in accordance with the provisions of the Notes and this Indenture to the payment, either directly or through the Paying Agent or the Certificate Paying Agent, as the Indenture Trustee may determine, to the Securityholders of all sums due and to become due thereon for principal and interest; provided, that such monies need not be segregated from other funds except to the extent required herein or required by law.

          Section 4.13. Reserved.

           Section 4.14. Repayment of Monies Held by Paying Agent.

          In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to the Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05, and thereupon the Paying Agent shall be released from all further liability with respect to such monies.

           Section 4.15. Temporary Global Notes.

          Pending the preparation of Definitive Notes, the Issuer may execute, and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Global Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Global Notes may determine, as evidenced by their execution of such Term Notes.

          If temporary Global Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Global Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Global Notes at the office or agency of the Indenture Trustee, without charge to the related Global Noteholder. Upon surrender for cancellation of any one or more temporary Global Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Global Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

ARTICLE V
DEFAULT AND REMEDIES

           Section 5.01. Notification of Certain Events of Default.

          The Issuer shall deliver to the Indenture Trustee, within five days after learning of the occurrence of any event that with the giving of notice and the lapse of time would become an Event of Default under paragraph (c) of the definition of "Event of Default", written notice in the form of an Officer's Certificate of the status thereof and what action the Issuer is taking or proposes to take with respect thereto.

           Section 5.02. Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default shall occur and be continuing with respect to the Notes or if the Depositor or the Master Servicer shall purchase all of the Mortgage Loans pursuant to Section 8.08 of the Sale and Servicing Agreement, then in every such case the Indenture Trustee, acting at the direction of the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes, may (or shall in the case of a Master Servicer purchase under Section 8.08 of the Sale and Servicing Agreement) declare the Notes to be immediately due and payable, by a notice in writing to the Issuer and to the Indenture Trustee; and upon any such declaration, the unpaid Note Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

          At any time after a declaration of acceleration of maturity with respect to an Event of Default has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article, the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes that caused the acceleration of the Notes, by written notice to the Issuer and the Indenture Trustee, may in writing waive such Event of Default and rescind and annul such declaration and its consequences if the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                     (i) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred;

                     (ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                     (iii) all Events of Default, other than the nonpayment of principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

          No such rescission shall affect any subsequent default or impair any right consequent thereto.

           Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

          (a) The Issuer covenants that if a default occurs in the payment of (i) interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) days, or (ii) principal of any Note when the same becomes due and payable; then, in each case the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders, the entire amount then due and payable on the Notes for principal and interest, with interest on the overdue principal at the applicable Note Rate. In addition thereto, the foregoing shall include such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

          (b) As to the Senior Notes, in case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.16, may, and at the direction of the Holders of Senior Notes representing not less than a majority of the aggregate Note Balance of the Senior Notes, shall, institute Proceedings for the collection of the sums so due and unpaid, and may prosecute such Proceedings to judgment or final decree, and may enforce the same against the Issuer or other obligor on the Senior Notes and collect in the manner provided by law out of the property of the Issuer or such other obligor on the Senior Notes, wherever situated, the monies adjudged or decreed to be payable.

          (c) If an Event of Default shall occur and be continuing, the Indenture Trustee, subject to the provisions of Section 10.16, may, as more particularly provided in Section 5.04, in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

          (d) In case there shall be pending, relating to the Issuer, any other obligor on the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law; or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable Proceedings relating to the Issuer or such other obligor, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as expressed in such Notes or by declaration or otherwise, and irrespective of whether the Indenture Trustee shall have made any demand pursuant to this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim for the entire amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each such predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and the Noteholders allowed in the related Proceeding;

          (ii) unless prohibited by applicable law or regulation, to vote on behalf of the Noteholders in any election of a trustee, standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any monies or other property payable or deliverable in respect of the claims of the Noteholders and the Indenture Trustee and to distribute all amounts received with respect to any such claims on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial Proceeding relating to the Issuer, its creditors or its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by the Noteholders to make payments to the Indenture Trustee and, in the event the Indenture Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each such predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith.

          (e) Nothing contained herein shall be deemed to permit the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder, or to authorize the Indenture Trustee to vote in respect of any claim of a Noteholder in any such Proceeding, except to vote for the election of a trustee in bankruptcy or similar Person as provided above.

          (f) All rights of action and of asserting claims under this Indenture or in respect of the Notes may be enforced by the Indenture Trustee without the possession of any Notes or the production thereof in any Proceeding relating thereto. Any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Noteholders.

          (g) In any Proceeding brought by the Indenture Trustee (including any Proceeding involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceeding.

           Section 5.04. Remedies; Priorities.

          (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee, subject to the provisions of Section 5.05 and Section 10.16, may, or shall, at the direction of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes, do one or more of the following:

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment thereby obtained and collect from the Issuer or any other obligor on the Notes any monies thereby adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv) sell the Trust Estate or any smaller portion thereof or any right or interest therein at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Holders of Notes representing 100% of the aggregate Note Balance of the Notes, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid on the Notes for principal and interest, or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as the same would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of Notes representing not less than 66 2/3% of the aggregate Note Balance of the Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation addressed to the Indenture Trustee as to the feasibility of such proposed action and as to the sufficiency of the portion of the Trust Estate for such purpose. Notwithstanding the foregoing, for so long as a Servicing Default shall not have occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the Master Servicer as provided in the Sale and Servicing Agreement. Notwithstanding any sale of the Mortgage Loans pursuant to this Section 5.04(a), the Indenture Trustee shall, for so long as any principal or accrued interest on the Notes remains unpaid, continue to act as Indenture Trustee hereunder.

          (b) If the Indenture Trustee collects any money or property pursuant to this Article (or in any case following an Event of Default and an acceleration of the Notes), it shall pay out such money or property in the following order:

(i) to the Indenture Trustee, for amounts due under Section 6.07 and to the Administrator for amounts due under Section 4 of the Administration Agreement and to the Owner Trustee, for amounts due to it under the Basic Documents;

          (ii) to the Senior Noteholders, for amounts due and unpaid on the Senior Notes in respect of interest, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (iii) to the Senior Noteholders, for amounts due and unpaid on the Notes in respect of principal, ratably, without preference or priority of any kind, until the respective Note Balances of the Senior Notes have been reduced to $0;

          (iv) to the Class M-1 Noteholders, for amounts due and unpaid on the Class M-1 Notes in respect of interest, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (v) to the Class M-1 Noteholders, for amounts due and unpaid on the Class M-1 Notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (vi) to the Class M-2 Noteholders, for amounts due and unpaid on the Class M-2 Notes in respect of interest, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (vii) to the Class M-2 Noteholders, for amounts due and unpaid on the Class M-2 Notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (viii) to the Class M-3 Noteholders, for amounts due and unpaid on the Class M-3 Notes in respect of interest, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (ix) to the Class M-3 Noteholders, for amounts due and unpaid on the Class M-3 Notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (x) to the Class M-4 Noteholders, for amounts due and unpaid on the Class M-4 Notes in respect of interest, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (xi) to the Class M-4 Noteholders, for amounts due and unpaid on the Class M-4 Notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (xii) to the Class M-5 Noteholders, for amounts due and unpaid on the Class M-5 Notes in respect of interest, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (xiii) to the Class M-5 Noteholders, for amounts due and unpaid on the Class M-5 Notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (xiv) to the Class M-6 Noteholders, for amounts due and unpaid on the Class M-6 Notes in respect of interest, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (xv) to the Class M-6 Noteholders, for amounts due and unpaid on the Class M-6 Notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (xvi) to the Class M-7 Noteholders, for amounts due and unpaid on the Class M-7 Notes in respect of interest, ratably, without preference or priority of any kind, according to the amounts then due and payable;

          (xvii) to the Class M-7 Noteholders, for amounts due and unpaid on the Class M-7 Notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts then due and payable;

(xviii) to the Indenture Trustee any remaining amounts for distribution to the Holders of Certificates and the Class X Notes in accordance with Section 3.26(e).

          The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states such record date, and payment date and the amount to be paid.

           Section 5.05. Optional Preservation of the Trust Estate.

          If the Notes have been declared due and payable under Section 5.02 following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to take and maintain possession of the Trust Estate. It is the desire of the Issuer and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation addressed to the Indenture Trustee as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

           Section 5.06. Limitation of Suits.

          No Noteholder shall have any right to institute any Proceeding with respect to this Indenture, for the appointment of a receiver or trustee or for any other remedy hereunder, unless (subject to the provisions of Section 10.16):

          (a) such Noteholder shall have previously given written notice to the Indenture Trustee of a continuing Event of Default;

          (b) the Holders of Notes representing not less than 25% of the aggregate Note Balance of the Notes shall have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (c) such Noteholders shall have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in complying with such request;

          (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute such Proceedings; and

          (e) no direction inconsistent with such written request shall have been given to the Indenture Trustee during such 60-day period by the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes.

          No Noteholder shall have any right in any manner whatsoever by virtue of or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, in each case except in the manner herein provided.

          In the event that the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the aggregate Note Balance of the Senior Notes, as applicable, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture.

           Section 5.07. Unconditional Right of Noteholders To Receive Principal and Interest.

          Notwithstanding any other provision of this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the interest and principal, if any, due on such Noteholder's Notes on or after the due date expressed in such Notes or in this Indenture and to institute suit for the enforcement of any such payment. Such right shall not be impaired without the consent of the related Noteholder.

           Section 5.08. Restoration of Rights and Remedies.

          If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then in every such case the Issuer, the Indenture Trustee, and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

           Section 5.09. Rights and Remedies Cumulative.

          No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

           Section 5.10. Delay or Omission Not a Waiver.

          No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or the Noteholders, as the case may be.

           Section 5.11. Control by Noteholders.

          (a) The Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

                     (i) such direction shall not conflict with any rule of law or with this Indenture;

                     (ii) subject to Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be given by the Holders of Notes representing 100% of the aggregate Note Balance of the Notes;

                     (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the aggregate Note Balance of the Notes to sell or liquidate the Trust Estate shall be of no force or effect; and

                     (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of the Noteholders as set forth in this Subsection, and subject to Section 6.01, the Indenture Trustee need not take any action that it determines might subject it to liability or might materially and adversely affect the rights of any Noteholders not consenting thereto unless the Indenture Trustee has received indemnity satisfactory to it from a Noteholder.

           Section 5.12. Waiver of Past Defaults.

          Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes that caused the acceleration of such Notes may waive any past Event of Default and its consequences, except an Event of Default (a) with respect to payment of principal of or interest on such Notes or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of all Noteholders or each Noteholder affected thereby. In the case of any such waiver, the Issuer, the Indenture Trustee and the applicable Noteholders shall be restored to their respective former positions and rights hereunder; provided, that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

          Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; provided, that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

           Section 5.13. Undertaking for Costs.

          The parties hereto agree, and each Noteholder, by such Noteholder's acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section shall not apply to any Proceeding instituted by (i) the Indenture Trustee, (ii) any Noteholder or group of Noteholders, in each case holding Notes representing in the aggregate more than 10% of the aggregate Note Balance (or in the case of a right or remedy under this Indenture which is instituted by the Senior Notes, or the Subordinate Notes, more than 10% of the Note Balance of the Senior Notes or the Subordinate Notes, as the case may be) or (iii) any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the due date expressed in such Note and in this Indenture.

           Section 5.14. Waiver of Stay or Extension Laws.

          The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of each such power as though no such law had been enacted.

           Section 5.15. Sale of Trust Estate.

          (a) The power to effect any sale or other disposition (each, a "Sale") of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold. The power to effect any such Sale shall continue unimpaired until the Trust Estate has been sold or all amounts payable on the related Classes of Notes under this Indenture have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

          (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any smaller portion thereof, unless:

(i) the Noteholders of all affected Notes direct the Indenture Trustee to make such Sale;

          (ii) the proceeds of such Sale would be not less than the entire amount that would be payable to the affected Securityholders, in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale; or

(iii) the Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in Section 5.05 cannot be satisfied (and in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05), and the Holders of Notes representing not less than 66 2/3% of the aggregate Note Balance of the affected Notes consent to such Sale.

          The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this paragraph.

          (c) Unless the Noteholders have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in clause (ii) of paragraph (b) of this Section has not been established by the Indenture Trustee, and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 greater than the highest other bid.

          (d) In connection with a Sale of all or any portion of the Trust Estate:

(i) any Noteholder may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such property without further accountability; and may, in paying the purchase price therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount, upon distribution of the net proceeds of such Sale, payable thereon. Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

          (ii) the Indenture Trustee may bid for and acquire the property offered for Sale, may, subject to any requirements of and to the extent permitted by applicable law in connection therewith, purchase all or any portion of the Trust Estate in a private Sale, and may, in lieu of paying cash therefor, make settlement for the purchase price by crediting the gross sale price against the sum of (A) the amount that would be distributable to the Securityholders as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of such Sale and of any Proceeding in connection therewith that are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net sale price to be credited against such Notes; and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

          (iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

          (iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v) no purchaser or transferee at any such Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

           Section 5.16. Action on Notes.

          The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or any other assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

           Section 5.17. Performance and Enforcement of Certain Obligations.

          (a) Promptly following a written request from the Indenture Trustee to do so, the Issuer, in its capacity as owner of the Mortgage Loans, shall take all such lawful action as the Indenture Trustee may request to cause the Issuer to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase and Servicing Agreement and the Sale and Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase and Servicing Agreement, and the Sale and Servicing Agreement, to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of Proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Mortgage Loan Purchase and Servicing Agreement and the Sale and Servicing Agreement.

          (b) If an Event of Default shall have occurred and be continuing, the Indenture Trustee, as pledgee of the Mortgage Loans, at the direction (which direction shall be in writing or by telephone confirmed in writing promptly thereafter) of the Holders of Notes representing not less than 66 2/3% of the aggregate Note Balance of the Notes, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Mortgage Loan Purchase and Servicing Agreement or the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their respective obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase and Servicing Agreement or the Sale and Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended. In connection therewith, as determined by the Indenture Trustee, the Issuer shall execute all documents provided to it by the Indenture Trustee necessary to effect the transfer of the Mortgage Loans to the Indenture Trustee.

ARTICLE VI
THE INDENTURE TRUSTEE

           Section 6.01. Duties of Indenture Trustee.

          (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee that conform to the requirements of this Indenture; provided, that the Indenture Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

          (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

          (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

          (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          (h) For all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Amortization Event or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact an Amortization Event or an Event of Default is received by the Indenture Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, or this Indenture.

          (i) The Indenture Trustee shall comply with all applicable information reporting requirements with respect to payments on the Notes under this Indenture.

           Section 6.02. Rights of Indenture Trustee.

          (a) The Indenture Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in such document.

          (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer's Certificate or Opinion of Counsel.

          (c) The Indenture Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents, attorneys, a custodian or a nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

          (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

          (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

           Section 6.03. Individual Rights of Indenture Trustee.

          The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer and its Affiliates with the same rights that it would have if it were not Indenture Trustee. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. Notwithstanding the foregoing, the Indenture Trustee must comply with Sections 6.11 and 6.12.

           Section 6.04. Indenture Trustee's Disclaimer.

          The Indenture Trustee shall not be (a) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (b) accountable for the Issuer's use of the proceeds from the sale of the Notes or (c) responsible for any statement of the Issuer in the Indenture, in any document issued in connection with the sale of the Notes or in the Notes, other than the Indenture Trustee's certificate of authentication.

           Section 6.05. Notice of Event of Default.

          The Indenture Trustee shall mail to each Noteholder notice of any Event of Default within 90 days promptly after such Event of Default occurs. Except in the case of an Event of Default relating to the payment of principal of or interest on any Note, the Indenture Trustee may withhold such notice to the Noteholders only if and for so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the Noteholders.

           Section 6.06. Reports by Indenture Trustee to Noteholders.

          The Indenture Trustee shall deliver to each Noteholder such information in the possession of the Indenture Trustee as may be required to enable such Noteholder to prepare its federal and state income tax returns. In addition, upon Issuer Request, the Indenture Trustee shall promptly furnish information in the possession of the Indenture Trustee reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

Section 6.07. Compensation.

          The Indenture Trustee shall be compensated and indemnified by the Master Servicer in accordance with Section 6.06 of the Sale and Servicing Agreement, including without limitation the payment to itself on each Payment Date of the Indenture Trustee Fee then due, and all amounts owing to the Indenture Trustee hereunder and not paid pursuant to Sections 3.17 and 6.06 of the Sale and Servicing Agreement shall be paid solely as provided in Sections 3.05(a) and 5.04 (subject to the priorities set forth therein). Except as provided in the following sentence, the permitted expenses reimbursable to the Indenture Trustee pursuant to the first paragraph of Section 3.05(a) shall be limited to a total of $150,000 per year. In the event that the Indenture Trustee becomes the successor to the Master Servicer pursuant to Section 7.02 of the Sale and Servicing Agreement, then the expenses of the Indenture Trustee payable in connection with the transfer of servicing shall also constitute permitted expenses reimbursable under the first paragraph of Section 3.05(a) and shall not be subject to the $150,000 Indenture Trustee yearly expense cap contained in the preceding sentence.

          The Indenture Trustee's compensation shall not be limited by any law relating to compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by the Indenture Trustee in addition to the compensation for its services as provided in Section 3.05(a) (subject to the priorities set forth therein). Such expenses shall include costs of collection and reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts, and payment to the Owner Trustee of its unpaid expenses and reimbursable amounts.

          The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in paragraph (d) or (e) of the definition thereof with respect to the Issuer, such expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

           Section 6.08. Replacement of Indenture Trustee.

          No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

          (a) the Indenture Trustee fails to comply with Section 6.11;

          (b) the Indenture Trustee is adjudged a bankrupt or insolvent;

          (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

          (d) the Indenture Trustee otherwise becomes incapable of acting.

          If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee, which consent shall not be unreasonably withheld. In addition, the Indenture Trustee shall resign to avoid being directly or indirectly controlled by the Issuer.

          A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

          If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of Notes representing not less than a majority of the aggregate Note Balance may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition a court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

           Section 6.09. Successor Indenture Trustee by Merger.

          If the Indenture Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust business or assets to another corporation or banking association, the resulting, surviving or transferee without any further act shall be the successor Indenture Trustee hereunder; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide each Rating Agency with written notice of any such transaction after the Closing Date.

          In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee, and deliver such Notes so authenticated. In case at such time any of the Notes shall not have been authenticated, any successor Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Indenture Trustee; and in all such cases, such certificates shall have the full force that it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

           Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

          (a) Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at such time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees or separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11, and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

          (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Each instrument appointing a separate trustee or co-trustee shall refer to this Indenture and to the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all provisions of this Indenture, including each provision relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee. Each such instrument shall be filed with the Indenture Trustee.

          (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           Section 6.11. Eligibility; Disqualification.

          (a) The Indenture Trustee shall at all times satisfy the requirements of TIAss.310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of A or better by Moody's. The Indenture Trustee shall comply with TIAss.310(b), including the optional provision permitted by the second sentence of TIAss.310(b)(9); provided, that there shall be excluded from the operation of TIAss.310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIAss.310(b)(1) are met.

          (b) Within ninety (90) days after ascertaining the occurrence of an Event of Default which shall not have been cured or waived, unless authorized by the TIA or the Commission, the Indenture Trustee shall resign with respect to the Senior Notes and/or the Subordinate Notes in accordance with Section 6.08 of this Indenture, and the Issuer shall appoint a successor Indenture Trustee for two or more of such Classes, as applicable, so that there will be separate Indenture Trustees for the Senior Notes and the Subordinate Notes. In the event the Indenture Trustee fails to comply with the terms of the preceding sentence, the Indenture Trustee shall comply with clauses (ii) and (iii) of TIA Section 310(b).

          (c) In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Class of Notes pursuant to this Section 6.11, Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Class of Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the Indenture Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided herein.

           Section 6.12. Preferential Collection of Claims Against Issuer.

          The Indenture Trustee shall comply with TIA §311 (a), excluding any creditor relationship listed in TIA §311 (b). Any Indenture Trustee that has resigned or been removed shall be subject to TIA §311 (a) to the extent indicated therein.

           Section 6.13. Representations and Warranties.

          The Indenture Trustee hereby represents and warrants that:

          (a) the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, with full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

          (b) the Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary action;

          (c) the consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the charter or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it may be bound;

          (d) there are no Proceedings or investigations pending or, to the Indenture Trustee's knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or any of its properties: (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture; and

          (e) the Indenture Trustee does not have notice of any adverse claim (as such terms are used in UCC Section 8-302) with respect to the Mortgage Loans.

           Section 6.14. Directions to Indenture Trustee.

          The Indenture Trustee is hereby directed:

          (a) to accept the pledge of the Mortgage Loans and hold the Trust Estate in trust for the benefit of the Noteholders;

          (b) to authenticate and deliver the Notes substantially in the form of Exhibits A-1, A-2 and A-3 hereto in accordance with the terms of this Indenture; and

          (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

           Section 6.15. Conflicting Instructions.

          If the Indenture Trustee receives conflicting instructions from the Senior Noteholders and the Subordinate Noteholders, the instructions of the Senior Noteholders shall control.

ARTICLE VII
NOTEHOLDERS' LISTS AND REPORTS

           Section 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders.

          The Issuer shall furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list in similar form and of similar content as of a date not more than 10 days prior to the time such list is furnished; provided, that for so long as the Indenture Trustee is the Note Registrar, no such list need be furnished.

           Section 7.02. Preservation of Information; Communications to Noteholders.

          (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01, and the names and addresses of the Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section upon receipt of a new list so furnished.

          (b) Noteholders may communicate pursuant to TIAss.312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.

          (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIAss.312(c).

           Section 7.03. Reports by Issuer.

          (a) Within 15 days after each Payment Date, the Indenture Trustee shall file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Noteholders for such Payment Date as an exhibit thereto. Prior to January 31, 2006 the Indenture Trustee shall prepare a Form 15 Suspension Notification with respect to the Trust Estate. Prior to March 31, 2006, the Indenture Trustee shall prepare and file a Form 10-K to be executed by the Master Servicer on behalf of the Issuer, in substance conforming to industry standards, with respect to the Trust Estate. The Master Servicer shall execute the Form 10-K after reviewing a satisfactory document and the Indenture Trustee shall file the Form 10-K. The Issuer hereby grants to each of the Master Servicer and the Indenture Trustee a limited power of attorney to file each such document on behalf of the Issuer. Such power of attorney shall continue until either the earlier of (i) receipt by the Indenture Trustee from the Issuer of written termination of such power of attorney and (ii) the termination of the Issuer. The Issuer agrees to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Indenture and the Mortgage Loans as the Indenture Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Indenture Trustee shall have no responsibility to file any item other that those specified in this section.

          (b) The Issuer shall supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIAss.313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this paragraph and by rules and regulations prescribed from time to time by the Commission.

          (c) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

          (d) In order to comply with their obligations in clause (a) above, the Indenture Trustee and the Master Servicer shall deliver the documents referred to in Section 3.16 of the Sale and Servicing Agreement to each other within the time periods specified therein.

           Section 7.04. Reports by Indenture Trustee.

          If required by TIA §313(a), within 60 days after each January 1, commencing with January 1, 2006, the Indenture Trustee shall mail to each Noteholder as required by TIA §313(c). The Indenture Trustee also shall comply with TIA § 313(b).

          A copy of each report at the time of its mailing to the Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Offered Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Offered Notes are listed on any stock exchange.

ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES

           Section 8.01. Collection of Money.

          Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

          Section 8.02. Reserved.

           Section 8.03. Officer's Certificate.

          The Indenture Trustee shall receive at least seven days prior written notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed; and the Indenture Trustee shall require, as a condition to such action, an Officer's Certificate in form and substance satisfactory to the Indenture Trustee stating the legal effect of any such action, outlining the steps required to complete the same and concluding that all conditions precedent to the taking of such action have been satisfied.

           Section 8.04. Termination Upon Distribution to Noteholders.

          This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III or Article V.

           Section 8.05. Release of Trust Estate.

          (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

          (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to this Indenture have been paid, release the portion of the Trust Estate that secured the Notes from the Lien of this Indenture.

          (c) The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request.

           Section 8.06. Surrender of Notes Upon Final Payment.

          By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

ARTICLE IX
SUPPLEMENTAL INDENTURES

           Section 9.01. Supplemental Indentures Without Consent of Noteholders.

          Without the consent of the Holders of any Notes, but with prior written notice to each Rating Agency, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (a) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

          (b) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (c) to add to the covenants of the Issuer for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

          (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (e) to cure any ambiguity or mistake, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

          (f) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Noteholders (as evidenced by an Opinion of Counsel addressed to the Indenture Trustee);

          (g) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

          (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such supplemental indentures shall be entered into unless the Indenture Trustee shall have received (1) an Opinion of Counsel to the effect that entering into such supplemental indenture will not (i) cause the Issuer, or any portion thereof, to be characterized as an association (or a publicly traded partnership) taxable as a corporation, a corporation or a taxable mortgage pool for federal income tax purposes or (ii) have any material adverse tax consequence to the Noteholders or (2) confirmation from the Rating Agencies that such Supplemental Indenture will not result in a Rating Event.

          The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

           Section 9.02. Supplemental Indentures With Consent of Noteholders.

          The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, with prior written notice to each Rating Agency and the Holders of Notes representing not less than a majority of the aggregate Note Balance of (i) the Senior Notes (except for the Class A-IO Notes) if any Senior Notes (except for the Class A-IO Notes) are the only Notes affected thereby, (ii) the Class A-IO Notes if the Class A-IO Notes are the only Notes Affected, (iii) the Subordinate Notes if any Subordinate Notes are the only Notes affected thereby and (iv) all Notes (except for the Class X Notes), if the Senior Notes and the Subordinate Notes are all affected thereby, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provision to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of such Noteholders under this Indenture; provided, that no such supplemental indenture may, without the consent of the Holder of each Note affected thereby:

          (a) change the date of payment of any installment of principal of or interest on any Note, reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on or the proceeds of the sale of the Trust Estate to payment of principal of or interest on the Notes, change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

          (b) reduce the percentage of the Note Balances or Percentage Interest of the Notes, the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

          (d) reduce the percentage of the aggregate Note Balance or the Percentage Interest with respect to which the consent of the Holders of Notes representing such Note Balance is required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

          (e) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

          (f) modify any provision of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

          (g) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the Lien of this Indenture.

          The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture, and any such determination shall be conclusive upon all Noteholders, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

          It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Notwithstanding the foregoing, any failure of the Indenture Trustee to mail such notice or any defect therein shall not in any way impair or affect the validity of any such supplemental indenture.

          No supplemental indentures may be entered into under this Section 9.02 unless the Indenture Trustee shall have received an Opinion of Counsel to the effect that such supplemental indenture will not (i) cause the Issuer, or any portion thereof, to be characterized as an association (or a publicly traded partnership) taxable as a corporation, a corporation or a taxable mortgage pool for federal income tax purposes or (ii) have any material adverse tax consequence to the Noteholders.

           Section 9.03. Execution of Supplemental Indentures.

          In executing or permitting the additional trusts created by any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

           Section 9.04. Effect of Supplemental Indenture.

          Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby; and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

           Section 9.05. Conformity with Trust Indenture Act.

          Each amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect for so long as this Indenture shall then be qualified under the TIA.

           Section 9.06. Reference in Notes to Supplemental Indentures.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and, if required by the Indenture Trustee, shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X
MISCELLANEOUS

           Section 10.01. Compliance Certificates and Opinions, etc.

          (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(v) if the signer of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent".

          (b) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made as the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

          (c) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in paragraph (b) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made as the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to paragraph (b) above and this paragraph, is 10% or more of the aggregate Note Balance, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the aggregate Note Balance.

          (d) Whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee, an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (e) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in paragraph (d) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by paragraph (f) below or securities released from the Lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by paragraph (d) above and this paragraph equals 10% or more of the aggregate Note Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the aggregate Note Balance.

          (f) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this Section, (i) collect, sell or otherwise dispose of the Mortgage Loans as and to the extent permitted or required by the Basic Documents or (ii) make cash payments out of the Trustee Collection Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every twelve months, commencing December 31, 2005, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (i) or (ii) above that occurred during the preceding twelve calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

           Section 10.02. Form of Documents Delivered to Indenture Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Depositor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Depositor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

           Section 10.03. Acts of Noteholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee; and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 6.01, shall be conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

          (c) The Note Register shall prove ownership of Notes.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

           Section 10.04. Notices.

          Notices required to be given hereunder shall be given in the manner set forth in Section 8.03 of the Sale and Servicing Agreement.

           Section 10.05. Notices to Noteholders; Waiver.

          Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

          Where this Indenture provides for notice in any manner, any Person entitled to receive such notice may waive such notice in writing, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

           Section 10.06. Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with any other provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          The provisions of TIA §§310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded hereby) are a part of and govern this Indenture, whether or not physically contained herein.

           Section 10.07. Effect of Headings.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

           Section 10.08. Successors and Assigns.

          All covenants and agreements in this Indenture and the Notes of the Issuer shall bind its successors and assigns, whether or not so expressed. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

           Section 10.09. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture, and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the rights of the Noteholders.

          Section 10.10. Reserved.

          Section 10.11. Legal Holidays.

          In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

          Section 10.12. Governing Law.

          THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT CONSIDERATION OF THE CHOICE OF LAW PRINCIPLES THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 10.13. Counterparts.

          This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

           Section 10.14. Recording of Indenture.

          If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

           Section 10.15. Issuer Obligation.

          No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their respective individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

           Section 10.16. No Petition.

          The Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Notes, this Indenture or any of the other Basic Documents.

          Section 10.17. Inspection.

          The Issuer agrees that, on reasonable prior written notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by applicable law (and all reasonable applications for confidential treatment are unavailing), and except to the extent the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

* * *

          IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

IRWIN WHOLE LOAN HOME EQUITY
     TRUST 2005-A,
     as Issuer

By: WILMINGTON TRUST COMPANY,
       not in its individual capacity but solely
       as Owner Trustee

By: /s/ Heather L. Williamson
       Name: Heather L. Williamson
       Title: Financial Services Officer

WELLS FARGO BANK, N.A.,
     as Indenture Trustee

By: /s/ Leigh Taylor
       Name: Leigh Taylor
Title: Assistant Vice President

WELLS FARGO BANK, N.A. hereby
accepts the appointment as Paying Agent
pursuant to Section 3.03 hereof and as Note
Registrar pursuant to Section 4.02 hereof.

By: /s/ Leigh Taylor
       Name: Leigh Taylor
       Title: Assistant Vice President

STATE OF MINNESOTA COUNTY OF HENNEPIN	) ) ss: )

          On this 28th day of January, 2005, before me personally appeared Leigh Taylor, to me known, who being by me duly sworn, did depose and say that he is the Assistant Vice President of Wells Fargo Bank, N.A., as Indenture Trustee, one of the parties described in and that executed the above instrument; that he knows the seal of said party; that the seal affixed to said instrument is the seal of such party; that it was so affixed by order of said party; and that he signed his name thereto by like order.

           Sworn to and subscribed before me this 28th day of January, 2005, by _________________.

/s/ Kayla Y. Vang Notary Public Name: /s/ Kayla Y. Vang My Commission Expires: 1-31-2005

[Notarial Seal]

APPENDIX A

DEFINITIONS

           "Act" has the meaning assigned thereto in Section 10.03 of the Indenture.

           "Administration Agreement" means the administration agreement dated as of January 1, 2005, by and among the Issuer, the Indenture Trustee and the Master Servicer.

           "Administrator" means the administrator appointed and serving from time to time pursuant to the Administration Agreement.

           "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

           "Amortization Event" means any one of the following events:

(a) the failure on the part of the Master Servicer, the Depositor or the Issuer (i) to make any payment or deposit required to be made under the Sale and Servicing Agreement or the Indenture within three (3) Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Master Servicer or the Depositor set forth in the Sale and Servicing Agreement or the Issuer set forth in the Indenture, which failure continues unremedied for a period of ninety (90) days after written notice thereof to the Master Servicer, the Depositor or the Issuer, as applicable, and such failure materially and adversely affects the interests of the holders of the Notes;

(b) any representation or warranty made by the Seller in the Mortgage Loan Purchase and Servicing Agreement or the Master Servicer or the Depositor in the Sale and Servicing Agreement or the Issuer in the Indenture shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the Mortgage Loan Purchase and Servicing Agreement, the Sale and Servicing Agreement or the Indenture, as applicable, after written notice and as a result of which the interests of the holders of the Notes are materially and adversely affected; provided, that an Amortization Event will not be deemed to occur if the Seller has repurchased or caused to be repurchased or substituted for the related Mortgage Loans during such period in accordance with the provisions of the Mortgage Loan Purchase and Servicing Agreement;

(c) the entry against the Depositor or the Issuer of a decree or order by a court or agency having jurisdiction in the premises for the appointment of a trustee, receiver or liquidator in any insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days;

(d) the Depositor or the Issuer shall voluntarily go into liquidation, consent to the appointment of a trustee, receiver, liquidator or similar person in any insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Depositor or the Issuer of or relating to all or substantially all of its property, or a decree or order of a court or agency having jurisdiction in the premises for the appointment of a receiver, liquidator or similar person in any insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Depositor or the Issuer and such decree or order shall remain in force undischarged, unbonded or unstayed for a period of ninety (90) days or the Depositor or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(e) the Issuer becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(f) a Servicing Default occurs and is unremedied under the Sale and Servicing Agreement and a qualified successor Master Servicer has not been appointed; or

(g) the Issuer or any portion thereof is determined to be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

          In the case of any event described in (a), (b), or (f), an Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Indenture Trustee or the holders of the Senior Notes evidencing not less than 51% of the aggregate Note Balance of the Senior Notes, by written notice to the Depositor, the Master Servicer and the Owner Trustee (and to the Indenture Trustee, if given by the holders of the Senior Notes), declare that an Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e) or (g), an Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the holders of the Senior Notes immediately upon the occurrence of such event; provided, that any Amortization Event may be waived and deemed of no effect with the written consent of each Rating Agency, subject to the satisfaction of any conditions to such waiver.

           "Appraised Value" means, with respect to any Mortgaged Property, the appraised value thereof, determined in the appraisal or property valuation used in the origination of the related Mortgage Loan (which may have been obtained at an earlier time).

           "Assignment of Mortgage" means, with respect to any Mortgage Loan, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the conveyance of the Mortgage Loan, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction if permitted under applicable law.

           "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

           "Authorized Officer" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

           "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended.

          "Basic Documents" means the Trust Agreement, the Indenture, the Mortgage Loan Purchase and Servicing Agreement, the Sale and Servicing Agreement, the Administration Agreement and any documents or certificates required by the terms of any of the foregoing to be delivered in connection therewith.

          "Beneficial Owner" means, with respect to any Global Note, the Person that is the beneficial owner of such Global Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

          "Book-Entry Notes" means beneficial interests in the Global Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

          "Business Day" means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the States of California, Minnesota, Maryland, New York, Indiana or Delaware are required or authorized by law to be closed.

           "Certificates" means the Home Equity Loan-Backed Certificates, Series 2005-A, in substantially the form set forth in Exhibit A to the Trust Agreement.

          "Certificate of Trust" means the certificate of trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

           "Certificate Paying Agent" means any paying agent or co-paying agent appointed pursuant to the Trust Agreement, which initially shall be the Indenture Trustee.

          "Certificate Register" means the register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration and transfers and exchanges of Certificates.

          "Certificate Registrar" means, initially, the Indenture Trustee, in its capacity as Certificate Registrar.

          "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register, except that any Certificate registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate thereof shall be deemed not to be outstanding, and the registered holder will not be considered a Certificateholder or a Holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee thereof establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing.

           "Civil Relief Act" shall mean the Servicemembers Civil Relief Act, as amended or any similar state law.

          "Class" means with respect to any Note, all Notes that bear the same class designation, (i.e., the Class A-1 Notes as a group).

           "Class A Notes" means the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

           "Class A Principal Distribution Amount" means, with respect to any Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the Principal Distribution Amount for such Payment Date. With respect to any other Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the Principal Distribution Amount for such Payment Date) equal to (i) the Note Balance of the Class A Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) 46.30% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the Overcollateralization Floor.

           "Class A-1 Note Balance" means with respect to any Payment Date and the Class A-1 Notes, the Initial Class A-1 Note Balance reduced by all payments of principal on the Class A-1 Notes prior to such Payment Date and the Liquidation Loss Amounts, if any, actually allocated in reduction thereof on all prior Payment Dates and not previously reimbursed.

           "Class A-1 Notes" means the Class A-1 Home Equity Loan-Backed Notes, Series 2005-A, in substantially the form set forth in Exhibit A-1a to the Indenture.

           "Class A-2 Note Balance" means with respect to any Payment Date and the Class A-2 Notes, the Initial Class A-2 Note Balance reduced by all payments of principal on the Class A-2 Notes prior to such Payment Date and the Liquidation Loss Amounts, if any, actually allocated in reduction thereof on all prior Payment Dates and not previously reimbursed.

           "Class A-2 Notes" means the Class A-2 Home Equity Loan-Backed Notes, Series 2005-A, in substantially the form set forth in Exhibit A-1b to the Indenture.

           "Class A-3 Note Balance" means with respect to any Payment Date and the Class A-3 Notes, the Initial Class A-3 Note Balance reduced by all payments of principal on the Class A-3 Notes prior to such Payment Date and the Liquidation Loss Amounts, if any, actually allocated in reduction thereof on all prior Payment Dates and not previously reimbursed.

           "Class A-3 Notes" means the Class A-3 Home Equity Loan-Backed Notes, Series 2005-A, in substantially the form set forth in Exhibit A-1c to the Indenture.

           "Class A-IO Notes" means the Class A-IO Home Equity Loan-Backed Notes, Series 2005-A, in substantially the form set forth in Exhibit A-1d to the Indenture.

           "Class A-IO Notional Balance" means the least of (i) the Class A-IO Scheduled Notional Balance (ii) the aggregate Principal Balance of all of the Mortgage Loans, and (iii) after the Payment Date in July 2007, $0.

           "Class A-IO Scheduled Notional Balance" means the following:

          Payment Date            Class A-IO scheduled
          Occurring In              notional balance
          ------------            --------------------

          February 2005              $42,938,000.00

          March 2005                  42,580,211.00

          April 2005                  42,222,394.00

          May 2005                    41,864,578.00

          June 2005                   41,506,761.00

          July 2005                   41,148,944.00

          August 2005                 40,791,127.00

          September 2005              40,791,127.00

          October 2005                40,791,127.00

          November 2005               40,433,310.00

          December 2005               40,075,493.00

          January 2006                39,717,676.00

          February 2006 through
          July 2007                   35,781,690.00

           "Class M Notes" means the Class M-1 Notes and the Class M-2 Notes.

           "Class M-1 Note Balance" means with respect to any Payment Date and the Class M-1 Notes, the Initial Class M-1 Note Balance reduced by all payments of principal on the Class M-1 Notes prior to such Payment Date and the Liquidation Loss Amounts, if any, actually allocated in reduction thereof on all prior Payment Dates and not previously reimbursed.

          "Class M-1 Notes" means the Class M-1 Home Equity Loan-Backed Notes, Series 2005-A, in substantially the form set forth in Exhibit A-2a to the Indenture.

          "Class M-1 Principal Distribution Amount" means, with respect to any Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount. With respect to any other Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount) equal to (i) the sum of (a) the Note Balance of the Class A Notes as of such Payment Date after any distributions thereon and (b) the Note Balance of the Class M-1 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) 60.10% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the Overcollateralization Floor.

          "Class M-2 Note Balance" means with respect to any Payment Date and the Class M-2 Notes, the Initial Class M-2 Note Balance reduced by all payments of principal on the Class M-2 Notes prior to such Payment Date and the Liquidation Loss Amounts, if any, actually allocated in reduction thereof on all prior Payment Dates and not previously reimbursed.

          "Class M-2 Notes" means the Class M-2 Home Equity Loan-Backed Notes, Series 2005-A, in substantially the form set forth in Exhibit A-2b to the Indenture.

          "Class M-2 Principal Distribution Amount" means, with respect to any Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount. With respect to any other Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amounts) equal to (i) the sum of (a) the aggregate Note Balance of the Class A Notes and the Class M-1 Notes as of such Payment Date after any distributions on such Notes and (b) the Note Balance of the Class M-2 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) 71.60% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the Overcollateralization Floor.

          "Class M-3 Note Balance" means with respect to any Payment Date and the Class M-3 Notes, the Initial Class M-3 Note Balance reduced by all payments of principal on the Class M-3 Notes prior to such Payment Date and the Liquidation Loss Amounts, if any, actually allocated in reduction thereof on all prior Payment Dates and not previously reimbursed.

          "Class M-3 Notes" means the Class M-3 Home Equity Loan-Backed Notes, Series 2005-A, in substantially the form set forth in Exhibit A-2c to the Indenture.

          "Class M-3 Principal Distribution Amount" means, with respect to any Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount. With respect to any other Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount) equal to (i) the sum of (a) the aggregate Note Balance of the Class A Notes, the Class M-1 Notes and the Class M-2 Notes as of such Payment Date after any distributions on such Notes and (b) the Note Balance of the Class M-3 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) 75.40% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the Overcollateralization Floor.

          "Class M-4 Note Balance" means with respect to any Payment Date and the Class M-4 Notes, the Initial Class M-4 Note Balance reduced by all payments of principal on the Class M-4 Notes prior to such Payment Date and the Liquidation Loss Amounts, if any, actually allocated in reduction thereof on all prior Payment Dates and not previously reimbursed.

          "Class M-4 Notes" means the Class M-4 Home Equity Loan-Backed Notes, Series 2005-A, in substantially the form set forth in Exhibit A-2d to the Indenture.

          "Class M-4 Principal Distribution Amount" means, with respect to any Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount. With respect to any other Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount) equal to (i) the sum of (a) the aggregate Note Balance of the Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes as of such Payment Date after any distributions on such Notes and (b) the Note Balance of the Class M-4 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) 78.90% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the Overcollateralization Floor.

          "Class M-5 Note Balance" means with respect to any Payment Date and the Class M-5 Notes, the Initial Class M-5 Note Balance reduced by all payments of principal on the Class M-5 Notes prior to such Payment Date and the Liquidation Loss Amounts, if any, actually allocated in reduction thereof on all prior Payment Dates and not previously reimbursed.

          "Class M-5 Notes" means the Class M-5 Home Equity Loan-Backed Notes, Series 2005-A, in substantially the form set forth in Exhibit A-2e to the Indenture.

          "Class M-5 Principal Distribution Amount" means, with respect to any Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount. With respect to any other Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount) equal to (i) the sum of (a) the aggregate Note Balance of the Class A Notes, the Class M-1 Notes, the Class M-2 Notes, the Class M-3 Notes and the Class M-4 Notes as of such Payment Date after any distributions on such Notes and (b) the Note Balance of the Class M-5 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) 82.10% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the Overcollateralization Floor.

          "Class M-6 Note Balance" means with respect to any Payment Date and the Class M-6 Notes, the Initial Class M-6 Note Balance reduced by all payments of principal on the Class M-6 Notes prior to such Payment Date and the Liquidation Loss Amounts, if any, actually allocated in reduction thereof on all prior Payment Dates and not previously reimbursed.

          "Class M-6 Notes" means the Class M-6 Home Equity Loan-Backed Notes, Series 2005-A, in substantially the form set forth in Exhibit A-2f to the Indenture.

          "Class M-6 Principal Distribution Amount" means, with respect to any Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount. With respect to any other Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount) equal to (i) the sum of (a) the aggregate Note Balance of the Class A Notes, the Class M-1 Notes, the Class M-2 Notes, the Class M-3 Notes, the Class M-4 Notes and the Class M-5 Notes as of such Payment Date after any distributions on such Notes and (b) the Note Balance of the Class M-6 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) 85.10% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the Overcollateralization Floor.

          "Class M-7 Note Balance" means with respect to any Payment Date and the Class M-7 Notes, the Initial Class M-7 Note Balance reduced by all payments of principal on the Class M-7 Notes prior to such Payment Date and the Liquidation Loss Amounts, if any, actually allocated in reduction thereof on all prior Payment Dates and not previously reimbursed.

          "Class M-7 Notes" means the Class M-7 Home Equity Loan-Backed Notes, Series 2005-A, in substantially the form set forth in Exhibit A-2f to the Indenture.

          "Class M-7 Principal Distribution Amount" means, with respect to any Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount. With respect to any other Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Distribution Amount) equal to (i) the sum of (a) the aggregate Note Balance of the Class A Notes, the Class M-1 Notes, the Class M-2 Notes, the Class M-3 Notes, the Class M-4 Notes, the Class M-5 Notes and the Class M-6 Notes as of such Payment Date after any distributions on such Notes and (b) the Note Balance of the Class M-7 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) 91.00% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the Overcollateralization Floor.

           "Class X Notes" means the Class X-1 Notes, Class X-2A Notes and Class X-2B Notes.

          "Class X-1 Notes" means the Class X-1 Home Equity Loan-Backed Subordinate Notes, Series 2005-A, in substantially the form set forth in Exhibit A-3a to the Indenture.

          "Class X-1 Note Balance" means with respect to any Payment Date and the Class X-1 Notes, the Initial Class X-1 Note Balance reduced by all payments on the Class X-1 Note prior to such Payment Date.

          "Class X-2A Notes" means the Class X-2A Home Equity Loan-Backed Subordinate Notes, Series 2005-A, in substantially the form set forth in Exhibit A-3b to the Indenture.

          "Class X-2B Notes" means the Class X-2B Home Equity Loan-Backed Subordinate Notes, Series 2005-A, in substantially the form set forth in Exhibit A-3c to the Indenture.

           "Closing Date" means January 28, 2005.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

           "Collateral" has the meaning set forth in the Granting Clause of the Indenture.

           "Collection Account" has the meaning set forth in Section 5.01 of the Sale and Servicing Agreement.

          "Collection Period" means, with respect to any Mortgage Loan and Payment Date, the calendar month preceding any such Payment Date, except in the case of the initial Collection Period. The initial Collection Period will commence on the Cut-Off Date and end on January 31, 2005.

          "Collections" means, with respect to any Collection Period, all Interest Collections and Principal Collections during such Collection Period.

          "Combined Loan-to-Value Ratio" or "CLTV" means, with respect to a Mortgage Loan, the ratio, expressed as a percentage, of the sum of (i) the Principal Balance at origination of such Mortgage Loan and (ii) any outstanding principal balance, at origination of such Mortgage Loan, of all other mortgage loans, if any, secured by senior liens on the Mortgaged Property, divided by the Appraised Value of the Mortgaged Property.

           "Commission" means the Securities and Exchange Commission.

          "Corporate Trust Office" means, with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at Wells Fargo Center, MAC # 9311-161, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services. The principal corporate trust office of the Owner Trustee is the office at which at any particular time its corporate trust business shall be administered, and is, at the date of the execution of the Trust Agreement, located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

           "Custodian" initially means the Indenture Trustee or any successor custodian.

           "Cut-Off Date" means the open of business on January 1, 2005.

          "Cut-Off Date Principal Balance" means, with respect to any Mortgage Loan, the Principal Balance thereof as of the Cut-Off Date.

          "Default" means any occurrence that is or with notice or the lapse of time or both would constitute an Event of Default.

           "Definitive Notes" has the meaning set forth in Section 4.06 of the Indenture.

          "Deleted Loan" means a Mortgage Loan replaced or to be replaced with an Eligible Substitute Mortgage Loan.

          "Depositor" means Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, and its successors.

          "Depository" or "Depository Agency" means The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Depositor. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

          "Depository Participant" means a Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date" means, with respect to any Payment Date, the 18th day of the month in which such Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day.

          "Eligible Account" means (i) with respect to the Collection Account, either (a) a trust account maintained with The Bank of the West or (b) an account or accounts (which may be an account with The Bank of the West) that satisfy the requirements of either (I), (II), (III) or (IV) below and (ii) with respect to the Trustee Collection Account, either (a) a trust account or accounts maintained at the corporate trust department of the Indenture Trustee or (b) one or more accounts that satisfy the requirements of either (I), (II), (III) or (IV), as follows:

           (I)  that are maintained with a depository institution or trust company whose short-term unsecured debt obligations (or, in the case of a depository institution or trust company that is the principal subsidiary of a bank holding company, the debt obligations of such holding company) at the time of deposit therein have been rated by each Rating Agency in its highest short-term rating category (provided, that if there at any time shall be a downgrading, withdrawal or suspension of the short-term unsecured debt obligations of such depository institution or trust company, the Master Servicer shall, within ten Business Days thereof, move such account to another depository institution or trust company having such required ratings);

           (II)  that are maintained with a depository institution or trust company the long-term unsecured debt obligations of which have been rated Baa3 or higher by Moody's and AA or higher by Fitch (provided, that if there at any time shall be a downgrading, withdrawal or suspension of the long-term unsecured debt obligations of such depository institution or trust company, the Master Servicer shall, within ten Business Days thereof, move such account to another depository institution or trust company having such required ratings), and the deposits in which are fully insured by the Federal Deposit Insurance Corporation acting through either the Bank Insurance Fund or the Savings Association Insurance Fund;

           (III)  that are segregated trust accounts maintained with the corporate trust department of a depository institution or a trust company, acting in its fiduciary capacity; or

           (IV)  such other accounts that are acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Indenture Trustee, without reduction or withdrawal of the rating of the Senior Notes.

          The depository institution or trust company with which the Eligible Account is maintained shall be organized under the laws of the United States or any state thereof, have a net worth in excess of $100,000,000 and deposits insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and be subject to supervision and examination by federal or state banking authorities. An Eligible Account may bear interest, and may include, if otherwise permitted by this definition, an account maintained with the Indenture Trustee.

          "Eligible Substitute Mortgage Loan" means a Mortgage Loan assigned to the Trust Estate and that, on the date of substitution, as confirmed in an Officers' Certificate delivered to the Indenture Trustee, (a) relates or relate to a detached one-family residence or to the same type of residential dwelling as the Deleted Loan and in each case has or have the same or a better lien priority as the Deleted Loan with a Mortgagor having the same or better traditionally ranked credit status and is an owner-occupied Mortgaged Property, (b) matures or mature no later than (and not more than one year earlier than) the Deleted Loan, (c) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the Deleted Loan, (d) has or have a Principal Balance or Principal Balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the Principal Balance of the Deleted Loan as of such date, and (e) complies or comply as of the date of substitution with each representation and warranty set forth in the Mortgage Loan Purchase and Servicing Agreement.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Errors and Omissions Policy" has the meaning set forth in Section 3.06(a) of the Sale and Servicing Agreement.

          "Event of Default" means, with respect to the Indenture and the Notes, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment of any interest on a Class of Notes when the same becomes due and payable, and such default shall continue for a period of five (5) days;

(b) the amount of principal due on a Legal Final Payment Date has not been paid in full;

(c) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% of the aggregate Note Balance of the Notes then Outstanding;

(d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(e) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing;

provided, however, that while any of the Senior Notes remain Outstanding, the failure to pay interest due on the Subordinate Notes under clause (a) above will not constitute an Event of Default.

           "Excess Spread" means, with respect to any Payment Date, Interest Collections minus the amount paid on that Payment Date under clause first Section 3.05(a) of the Indenture.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

           "Excluded Amount" has the meaning set forth in Section 3.19 of the Sale and Servicing Agreement.

           "Expenses" has the meaning set forth in Section 7.02 of the Trust Agreement.

           "FDIC" means The Federal Deposit Insurance Corporation, or any successor thereto.

           "Fidelity Bond" has the meaning set forth in Section 3.06(a) of the Sale and Servicing Agreement.

           "Fitch" means Fitch Ratings, and its successors.

           "Global Noteholder" means a Holder of a Global Note.

           "Global Notes" means the Senior Notes and the Subordinate Notes.

           "Grant" means pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

          "HEL" means each Mortgage Loan identified on the Mortgage Loan Schedule as being a Home Equity Mortgage Loan, which Mortgage Loans shall consist of each and every Mortgage Loan assigned to the Issuer that was originated as a closed end, fixed rate home equity loan that is not a HLTV.

          "HLTV" means those Mortgage Loans identified on the Mortgage Loan Schedule as HLTV Mortgage Loans, which Mortgage Loans shall consist of each and every Mortgage Loan assigned to the Issuer that was originated as a high loan-to-value mortgage loan.

           "Holder" means a Noteholder or a Certificateholder, as the context may require.

          "Indemnification Agreement" means that certain indemnification agreement, dated as of January 1, 2005, among the Master Servicer, the Depositor and the Underwriter.

          "Indemnified Parties" has the meaning set forth in Section 7.02 of the Trust Agreement or Section 3.17 of the Sale and Servicing Agreement, as applicable.

          "Indenture" means the indenture dated as of January 1, 2005, between the Issuer and the Indenture Trustee.

          "Indenture Trustee" means Wells Fargo Bank, N.A., and its successors and assigns, or any successor indenture trustee appointed pursuant to the terms of the Indenture.

          "Indenture Trustee Fee" means, with respect to any Payment Date, the product of (x) one-twelfth of the Indenture Trustee Fee Rate and (y) the aggregate Note Balance of the Senior Notes and the Subordinate Notes as of such Payment Date, before taking into account the distribution of principal on the Notes on such Payment Date.

           "Indenture Trustee Fee Rate" means 0.0025% (0.25 basis points) per annum.

          "Independent" means, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Depositor, the Seller, the Master Servicer or any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, the Seller, the Master Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor, the Seller, the Master Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" herein and that the signer is Independent within the meaning thereof.

           "Initial Aggregate Principal Balance" means $357,816,901.

           "Initial Class A-1 Note Balance" means $148,833,000.

           "Initial Class A-2 Note Balance" means $68,581,000.

           "Initial Class A-3 Note Balance" means $56,582,000.

           "Initial Class A-IO Scheduled Notional Balance" means $42,938,000.

           "Initial Class M-1 Note Balance" means $24,689,000.

           "Initial Class M-2 Note Balance" means $20,574,000.

           "Initial Class M-3 Note Balance" means $6,799,000.

           "Initial Class M-4 Note Balance" means $6,262,000.

           "Initial Class M-5 Note Balance" means $5,725,000.

           "Initial Class M-6 Note Balance" means $5,637,000.

           "Initial Class M-7 Note Balance" means $10,556,000.

           "Initial Class X-1 Note Balance" means $8,016,436.

           "Initial Class X-2A Notional Balance" means $357,816,901.

           "Initial Class X-2B Notional Balance" means $357,816,901.

          "Initial Notional Balance" means, with respect to any Class X Note or Certificate, the notional amount set forth on the face thereof.

          "Initial Offered Note Balance" means $343,682,000 and for any one Offered Note, the applicable Initial Class Note Balance for such Offered Note.

          "Insurance Proceeds" means all proceeds of any insurance policies covering a Mortgage Loan, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the Master Servicer's and/or the Subservicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

          "Interest Carry-Forward Amount" means, with respect to any Class of Notes (other than the Class A-IO Notes) for any Payment Date on which the related Note Rate has been determined pursuant to clause (ii) of footnotes (1), (2), (3), (5), (6), (7), (8), (9), (10) and (11) of the definition of "Note Rate", the excess of (a) the amount of interest that would have accrued on such Class during the related Interest Period had such amount been determined pursuant to the lesser of clause (i) or (iii) of footnotes (1), (2), (3), (5), (6), (7), (8), (9), (10) and (11) of the definition of "Note Rate" over (b) the interest actually accrued on such Class of Notes during such Interest Period.

          "Interest Collections" means, with respect to any Payment Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including such portion of Insurance Proceeds, Liquidation Proceeds and Repurchase Prices as is allocable to interest on the applicable Mortgage Loan as are paid by the Master Servicer in respect of Mortgage Loans or is collected by the Master Servicer under the Mortgage Loans, reduced by (i) the Servicing Fee for the Mortgage Loans for the related Collection Period and (ii) by any late fees, assumption fees, prepayment penalties, other administrative fees, release fees, bad check charges and other similar servicing related fees paid by Mortgagors with respect to Mortgage Loans during such Collection Period). The terms of the related mortgage documents shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal and interest.

          "Interest Period" means, with respect to any Payment Date and each Class of Notes other than the Class A-IO Notes (i) with respect to the first Payment Date, the period commencing on the Closing Date and ending on the day preceding the first Payment Date, and (ii) with respect to any Payment Date after the first Payment Date, the period commencing on the Payment Date immediately preceding the month in which such Payment Date occurs and ending on the day preceding such Payment Date; and with respect to the Class A-IO Notes and any Payment Date, the calendar month (such month assumed to consist of 30 days in a year of 360 days) immediately preceding such Payment Date.

          "Issuer" or "Trust" means Irwin Whole Loan Home Equity Trust 2005-A, a Delaware statutory trust, and its successors.

          "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

          "Legal Final Payment Date" means for each Class of Notes, the Payment Date listed opposite the Class of Notes below.

                                              Legal Final
                           Class              Payment Date
                           A-1                09/25/2017
                           A-2                11/25/2023
                           A-3                06/25/2034
                           A-IO               07/25/2007
                           M-1                06/25/2034
                           M-2                06/25/2034
                           M-3                06/25/2034
                           M-4                06/25/2034
                           M-5                06/25/2034
                           M-6                06/25/2034
                           M-7                06/25/2034

          "LIBOR" means, for any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Depositor), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

          "LIBOR Business Day" means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the city of London, England or New York City are required or authorized by law to be closed.

          "Lien" means any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), claim, charge, preference, priority, right, interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, that any assignment pursuant to Section 6.02 of the Sale and Servicing Agreement shall not constitute a Lien.

          "Liquidated Mortgage Loan" means a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). All Mortgage Loans that are 180 days or more delinquent in the payment of interest or principal or otherwise charged off by the Master Servicer shall be treated as Liquidated Mortgage Loans for Trust reporting.

          "Liquidation Expenses" means out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

          "Liquidation Loss Amount" means, with respect to any Payment Date and any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Liquidation Proceeds in connection therewith.

          "Liquidation Loss Distribution Amount" means, with respect to any Payment Date, an amount equal to any Liquidation Loss Amounts incurred on the Mortgage Loans during the related Collection Period, plus any Liquidation Loss Amounts incurred on the Mortgage Loans remaining undistributed from any previous Payment Date. Any Liquidation Loss Amounts on the Mortgage Loans remaining undistributed from any previous Payment Date will not be required to be paid as a Liquidation Loss Distribution Amount to the extent that such Liquidation Loss Amounts (i) were paid from collections on the Mortgage Loans, (ii) were reflected in a reduction of the Overcollateralization Amount or (iii) in the case of the Senior Notes, were reflected in a reduction in the Note Balances of the Subordinate Notes.

          "Liquidation Proceeds" means the proceeds, including Insurance Proceeds but excluding Subsequent Recoveries, if any, received in connection with the liquidation of any Mortgage Loan or any related Mortgaged Property or any REO Loan, whether through trustee's sale, foreclosure sale or otherwise, net of related Liquidation Expenses (but not including the portion, if any, of such amount that exceeds the Principal Balance of the related Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan).

          "Loan Affidavit" means, with respect to any HEL as to which any related original Mortgage Document has been permanently lost or destroyed and has not been replaced, an affidavit from the Transferor certifying that the original of such Mortgage Document has been lost, misplaced or destroyed (together with a copy of such Mortgage Document).

          "Loan Level Data Report" means the Mortgage Loan information data report prepared by the Master Servicer in an electronic format and in content acceptable to the Indenture Trustee, and forwarded by the Master Servicer to the Indenture Trustee in accordance with Section 4.01 of the Sale and Servicing Agreement.

          "Loss and Delinquency Tests" means the following tests that will be satisfied with respect to a Payment Date upon

           (a)     satisfaction of a cumulative Liquidation Loss Amount test such that the fraction (expressed as a percentage) of cumulative Liquidation Loss Amounts as of the respective Payment Date divided by the initial aggregate Principal Balance of the Mortgage Loans is less than or equal to the percentage set forth below for the related Collection Period specified below:

             Collection             Cumulative Liquidation
             Period                 Loss Amount Percentage
             ----------             -----------------------

             37 - 48                9.00%

             49 - 60                11.75%

             61 - 72                13.25%

             73+                    13.90%; and

           (b)     satisfaction of a delinquency test such that the three-month rolling average of the aggregate Principal Balance of the Mortgage Loans that are 60 days or more delinquent (including all Mortgage Loans that are in foreclosure and Mortgage Loans that are REO Loans, but excluding Liquidated Mortgage Loans) in the payment of principal or interest divided by the aggregate Principal Balance of all of the Mortgage Loans, is less than 8.50%.

           "Master Servicer" means Irwin Union Bank and Trust Company, and its successors.

           "Master Servicer Remittance Date" means with respect to any Payment Date, the 18th day of the month in which such Payment Date occurs (or if such day is not a Business Day, the next preceding Business Day), but no later than 2:00 p.m. New York time on such day.

           "MERS" means the Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

           "MERS(R)System" means the system of recording transfers of mortgages electronically maintained by MERS.

           "MIN" means the Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

           "Minimum Monthly Payment" means, with respect to any Mortgage Loan and any month, the minimum amount required to be paid by the related Mortgagor in such month.

           "Monthly Payment" means the monthly payment made by a Mortgagor in respect of a Mortgage Loan.

           "Moody's" means Moody's Investors Service, Inc., and its successors.

           "Mortgage" means the mortgage, deed of trust or other instrument creating a first or more junior lien on an estate in fee simple interest in the real property securing a Mortgage Loan.

           "Mortgage Documents" means the related Mortgage and Mortgage Note.

           "Mortgage File" means the file containing the Mortgage Documents and Related Documents pertaining to a particular Mortgage Loan, and any additional documents required to be added thereto pursuant to the Mortgage Loan Purchase and Servicing Agreement, the Trust Agreement or the Sale and Servicing Agreement.

           "Mortgage Interest Rate" means, with respect to any Mortgage Loan and any day, the per annum rate of interest applicable under the related Mortgage Documents.

           "Mortgage Loans" means the Mortgage Loans transferred by the Depositor to the Trust on the Closing Date, which Mortgage Loans are listed on the Mortgage Loan Schedule on such date.

           "Mortgage Loan Purchase and Servicing Agreement" means the Mortgage Loan Purchase and Servicing Agreement, dated as of September 15, 2004, between the Depositor, as purchaser, and the Seller, pursuant to which the Seller sold the Mortgage Loans to the Depositor.

           "Mortgage Loan Schedule" means the schedule of Mortgage Loans set forth in Exhibit B of the Sale and Servicing Agreement, which schedule sets forth as to each Mortgage Loan (a) the Cut-Off Date Principal Balance, (b) the original Principal Balance; (c) the name of the related Mortgagor, (d) the loan number (e) the Mortgage Interest Rate as of the Cut-Off Date, (f) the maturity date, (g) whether the Lien of the related Mortgage is first or junior, (h) the property type of the Mortgaged Property securing the related Mortgage Note; (i) the original term to maturity; (j) the CLTV; and (k) whether such Mortgage Loan is a HLTV or a HEL, as amended from time to time.

           "Mortgage Note" means the mortgage note pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by a Mortgage on the related Mortgaged Property, as modified or amended.

           "Mortgaged Property" means the underlying property, including real property and improvements thereon, securing a Mortgage Loan.

           "Mortgagor" means the obligor or obligors under the related Mortgage Documents.

           "Net Loan Rate" means, with respect to each Mortgage Loan, the related Mortgage Interest Rate minus the Servicing Fee Rate.

           "Non-MERS Loan" means a Mortgage Loan that is not registered on the MERS(R)System.

           "Non-Offered Notes" means the Class M-7 Notes and the Class X Notes.

           "Note" means an Offered Note or a Non-Offered Note, as the context may require.

           "Note Balance" means the Offered Note Balance and/or the Class M-7 Note Balance, as the context may require.

           "Note Rate" means, with respect to the applicable Interest Period and the Class of Notes, the applicable per annum Note Rate set forth below.

          Class                Note Rate
          -----                ---------
          A-1                  Variable(1)
          A-2                  Variable(2)
          A-3                  Variable(3)
          A-IO                 6.00%(4)
          M-1                  Variable(5)
          M-2                  Variable(6)
          M-3                  Variable(7)
          M-4                  Variable(8)
          M-5                  Variable(9)
          M-6                  Variable(10)
          M-7                  Variable(11)
(1)	On any Payment Date, equal to the least of (i) LIBOR plus 0.160% per annum (or, for any Payment Date on or after the Step-Up Date, LIBOR plus 0.320% per annum), (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans, minus (b) a rate equal to, on or prior to the Payment Date in July 2007, interest payable on the Class A-IO Notes divided by the aggregate outstanding Principal Balance of the Mortgage Loans, and (iii) 13.00% per annum.

(2)	On any Payment Date, equal to the least of (i) LIBOR plus 0.250% per annum (or, for any Payment Date on or after the Step-Up Date, LIBOR plus 0.500% per annum), (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans, minus (b) a rate equal to, on or prior to the Payment Date in July 2007, interest payable on the Class A-IO Notes divided by the aggregate outstanding Principal Balance of the Mortgage Loans, and (iii) 13.00% per annum.

(3)	On any Payment Date, equal to the least of (i) LIBOR plus 0.360% per annum (or, for any Payment Date on or after the Step-Up Date, LIBOR plus 0.720% per annum), and (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans, minus (b) a rate equal to, on or prior to the Payment Date in July 2007, interest payable on the Class A-IO Notes divided by the aggregate outstanding Principal Balance of the Mortgage Loans, and (iii) 13.00% per annum.

(4)	The Class A-IO Notes will be interest only notes. Interest shall accrue on the Class A-IO Notional Balance of the Class A-IO Notes. Distributions on the Class A-IO Notes are calculated at a rate of 6.000% per annum on the outstanding Notional Balance for 30 months.

(5)	On any Payment Date, equal to the least of (i) LIBOR plus 0.550% per annum (or, for any Payment Date on or after the Step-Up Date, LIBOR plus 0.825% per annum), and (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans, minus (b) a rate equal to, on or prior to the Payment Date in July 2007, interest payable on the Class A-IO Notes divided by the aggregate outstanding Principal Balance of the Mortgage Loans, and (iii) 13.00% per annum.

(6)	On any Payment Date, equal to the least of (i) LIBOR plus 1.000% per annum (or, for any Payment Date on or after the Step-Up Date, LIBOR plus 1.500% per annum), and (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans, minus (b) a rate equal to, on or prior to the Payment Date in July 2007, interest payable on the Class A-IO Notes divided by the aggregate outstanding Principal Balance of the Mortgage Loans, and (iii) 13.00% per annum.

(7)	On any Payment Date, equal to the least of (i) LIBOR plus 1.150% per annum (or, for any Payment Date on or after the Step-Up Date, LIBOR plus 1.725% per annum), and (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans, minus (b) a rate equal to, on or prior to the Payment Date in July 2007, interest payable on the Class A-IO Notes divided by the aggregate outstanding Principal Balance of the Mortgage Loans, and (iii) 13.00% per annum.

(8)	On any Payment Date, equal to the least of (i) LIBOR plus 1.500% per annum (or, for any Payment Date on or after the Step-Up Date, LIBOR plus 2.250% per annum), and (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans, minus (b) a rate equal to, on or prior to the Payment Date in July 2007, interest payable on the Class A-IO Notes divided by the aggregate outstanding Principal Balance of the Mortgage Loans, and (iii) 13.00% per annum.

(9)	On any Payment Date, equal to the least of (i) LIBOR plus 1.600% per annum (or, for any Payment Date on or after the Step-Up Date, LIBOR plus 2.400% per annum), and (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans, minus (b) a rate equal to, on or prior to the Payment Date in July 2007, interest payable on the Class A-IO Notes divided by the aggregate outstanding Principal Balance of the Mortgage Loans, and (iii) 13.00% per annum.

(10)	On any Payment Date, equal to the least of (i) LIBOR plus 2.750% per annum (or, for any Payment Date on or after the Step-Up Date, LIBOR plus 4.125% per annum), and (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans, minus (b) a rate equal to, on or prior to the Payment Date in July 2007, interest payable on the Class A-IO Notes divided by the aggregate outstanding Principal Balance of the Mortgage Loans, and (iii) 13.00% per annum.

(11)	On any Payment Date, equal to the least of (i) LIBOR plus 4.000% per annum (or, for any Payment Date on or after the Step-Up Date, LIBOR plus 6.000% per annum), and (ii) (a) the Weighted Average Net Loan Rate of all of the Mortgage Loans, minus (b) a rate equal to, on or prior to the Payment Date in July 2007, interest payable on the Class A-IO Notes divided by the aggregate outstanding Principal Balance of the Mortgage Loans, and (iii) 13.00% per annum.

           "Note Register" means the register maintained by the Note Registrar, in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes pursuant to Section 4.02 of the Indenture.

           "Note Registrar" means the Indenture Trustee, in its capacity as Note Registrar.

           "Noteholder" means the Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or Holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

           "Offered Note Balance" means as of any date of determination and with respect to each class of Offered Notes (other than the Class A-IO Notes), the principal balance of such class of Offered Notes on the Closing Date less any amounts actually distributed as principal thereon on all prior Payment Dates and the Liquidation Loss Amounts, if any, actually allocated in reduction thereof on all prior Payment Dates and not previously reimbursed.

           "Offered Noteholder" means a Holder of an Offered Note.

           "Offered Notes" means the Senior Notes and the Subordinate Notes (other than the Class M-7 Notes).

          "Officer's Certificate" means, with respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee; provided, that such certificate may be delivered by an Affiliate of the Master Servicer on behalf of the Master Servicer. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

           "Opinion of Counsel" means a written opinion of counsel. Any Opinion of Counsel may be provided by in-house counsel if reasonably acceptable to the Indenture Trustee or counsel for the Depositor, as the case may be.

           "Outstanding" means, with respect to any Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under the Indenture except:

           (a)     Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

           (b)     Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course.

           "Overcollateralization Amount" means, with respect to any Payment Date, the excess, if any, of (x) the aggregate Principal Balance of the Mortgage Loans as of the day of the related Collection Period, over (y) the aggregate Note Balance of the Senior Notes and the Subordinate Notes, after taking into account the payment of the Principal Distribution Amount and Liquidation Loss Distribution Amount for such Payment Date.

           "Overcollateralization Floor" means an amount equal to approximately $3,578,169, which is approximately 1.00% of the initial aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

           "Overcollateralization Funding Amount" means, with respect to any Payment Date, the maximum amount that may be applied towards the Overcollateralization Increase Amount on such Payment Date for the months and years specified below based on the following percentages of the annualized Excess Spread, calculated as a percentage of the then-current aggregate Principal Balance of the Mortgage Loans.

       Payment Date              Annualized Excess
       Occurring In              Spread Percentage
       ------------              -----------------
       February 2005                   5.50%
       March 2005                      5.50%
       April 2005                      5.00%
       May 2005                        5.00%
       June 2005                       5.00%
       July 2005                       4.50%
       August 2005                     4.00%
       September 2005                  3.75%
       October 2005                    3.50%
       November 2005                   3.50%
       December 2005                   3.25%
       January 2006                    3.25%

           "Overcollateralization Increase Amount" means, with respect to any Payment Date, the amount, if any, necessary to be applied on that Payment Date to increase the Overcollateralization Amount to the Overcollateralization Target Amount; provided, however, that the maximum amount of Excess Spread to be applied to the Overcollateralization Increase Amount on each of the first twelve (12) Payment Dates will not exceed the related Overcollateralization Funding Amount for such Payment Dates.

           "Overcollateralization Release Amount" means, with respect to any Payment Date, an amount equal to the lesser of (i) the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount, before taking into account the payment of the Principal Distribution Amount for such Payment Date, and (ii) the Principal Collections for such Payment Date.

           "Overcollateralization Target Amount" means, as to any Payment Date prior to the Step-down Date, an amount equal to the Initial Overcollateralization Target Amount. On or after the Step-down Date, the Overcollateralization Target Amount for any Payment Date will be equal to the lesser of (a) the Initial Overcollateralization Target Amount and (b) 9.00% of the current aggregate Principal Balance of the Mortgage Loans (after applying payments received in the related Collection Period), but not lower than the Overcollateralization Floor; provided, however, that the scheduled reduction to the Overcollateralization Target Amount shall not be made as of any Payment Date unless the Loss and Delinquency Tests are satisfied; and provided, further, that the Overcollateralization Target Amount for any Payment Date may be reduced with the prior written consent of the Rating Agencies.

           "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as trustee of the Trust, and its successors and assigns or any successor thereto appointed pursuant to the terms of the Trust Agreement.

           "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

           "Payment Date" means the 25th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, commencing in February 2005.

           "Percentage Interest" means, with respect to any Note (other than a Class A-IO Note and a Class X Note), the percentage obtained by dividing the Note Balance thereof by the aggregate of the Note Balances of all Notes of the same Class prior to such Payment Date. With respect to any Class A-IO Note, any Class X Note or Certificate, the percentage set forth on the face thereof.

           "Permitted Investments" means one or more of the following:

(a) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(b) repurchase agreements on obligations specified in clause (a) maturing not more than one month from the date of acquisition thereof; provided, that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest available short-term rating; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certified securities;

(c) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof subject to supervision and examination by federal and/or state authorities; provided, that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available;

(d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided, that such commercial paper shall have a remaining maturity of not more than 30 days;

(e) a money market fund or a qualified investment fund rated in one of its two highest available long-term ratings (such fund may be managed by, or have an investment advisor that is, the Indenture Trustee or an Affiliate thereof so long as such fund satisfies the criteria of this clause (e)); provided, however, that if Moody's is a Rating Agency, in the highest available rating category by Moody's at the time of such investment, which invests only in other Permitted Investments; and

(f) other obligations or securities that are acceptable to the Rating Agencies as a Permitted Investment hereunder and will not cause a Rating Event, as evidenced in writing; provided, that if the Master Servicer or any other Person controlled by the Master Servicer is the issuer or the obligor of any obligation or security described in this clause, such obligation or security must have an interest rate or yield that is fixed or is variable based on an objective index that is not affected by the rate or amount of losses on the Mortgage Loans;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (i) the right to receive only interest payments with respect to the underlying debt instrument or (ii) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean "AAA" in the case of Fitch, and "Aaa" in the case of Moody's; and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean "A-1+" in the case of Fitch, and "P-1" in the case of Moody's.

           "Permitted Liens" shall mean liens for (a) real estate taxes and special assessments not yet delinquent (provided, that property taxes may be delinquent up to one year); (b) as to the Mortgage Loans identified as junior Mortgage Loans as of the Cut-Off Date on the data tapes provided by the Master Servicer to, among others, the Depositor, any senior mortgage loans secured by such Mortgaged Property; (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; (d) liens prior to the related first mortgage, if verified as paid, and liens and judgments of $5,000 or less, including sewer or maintenance liens, mechanics' liens or UCC filings that have been included in the first mortgage balance for the purpose of calculating CLTV for any related Mortgage Loan; (e) Liens discovered after final approval is given on a Mortgage Loan application that are less than 1.0% of the Appraised Value or less than 10% of the original Principal Balance of the Mortgage Loan, whichever is less; and (f) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided to, among others, the Noteholders by the related Mortgage Documents.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, business trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Plan Assets" has the meaning set forth in Section 3.04 of the Trust Agreement.

          "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "Principal Balance" means, with respect to any Mortgage Loan (other than a Liquidated Mortgage Loan) and as of any day, the related Cut-Off Date principal balance, minus all collections credited as principal in respect of such Mortgage Loan in accordance with the related mortgage documents and applied in reduction of the Principal Balance thereof. A Liquidated Mortgage Loan will be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of substantially all related Liquidation Proceeds, and a Principal Balance of $0 thereafter.

           "Principal Collections" means, with respect to any Payment Date, the aggregate of the following amounts:

           (a)     the total amount of payments made by or on behalf of the related Mortgagors, received and applied as payments of principal on the Mortgage Loans during the related Collection Period, as reported by the Master Servicer or the Subservicer;

           (b)     any Liquidation Proceeds or Subsequent Recoveries allocable as a recovery of principal received in connection with the Mortgage Loans during the related Collection Period;

           (c)     if such Mortgage Loan (or Mortgage Loans) was repurchased by the Seller pursuant to the Mortgage Loan Purchase and Servicing Agreement or the Depositor pursuant to Section 2.08 of the Sale and Servicing Agreement during the related Collection Period, 100% of the Principal Balance thereof as of the date of such repurchase; and

           (d)     other amounts received as payments on or proceeds of the Mortgage Loans during the related Collection Period, to the extent applied in reduction of the Principal Balance thereof.

           "Principal Distribution Amount" means, with respect to any Payment Date, an amount equal to (i) the total Principal Collections plus (ii) the Overcollateralization Increase Amount, and minus (iii) any Overcollateralization Release Amount.

           "Principal Prepayment" means, with respect to any Mortgage Loan, a payment of principal by the related Mortgagor in advance of the scheduled due date of such amount.

           "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

           "Prospectus" means the prospectus, dated April 26, 2004, filed as a part of the Registration Statement and pursuant to which (together with the Prospectus Supplement) the Offered Notes were offered for sale.

           "Prospectus Supplement" means the prospectus supplement, dated January 25, 2005, and the supplement, dated January 27, 2005, thereto, filed as a part of the Registration Statement and pursuant to which (together with the Prospectus) the Offered Notes were offered for sale.

           "Rating Agency" means any nationally recognized statistical rating organization, or its successor, that rated the Offered Notes at the request of the Depositor at the time of the initial issuance of the Securities. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean "A-1+" or better in the case of Fitch, and "P-1" or better in the case of Moody's; and in the case of any other Rating Agency, shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Fitch and "Aaa" in the case of Moody's; and in the case of any other Rating Agency, such equivalent rating.

           "Rating Event" means the qualification, reduction or withdrawal by a Rating Agency of its then current rating of the Offered Notes which shall be the current rating on the Senior Notes.

           "Record Date" means, with respect to any Payment Date, the Business Day next preceding such Payment Date.

           "Reference Bank Rate" means, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market; provided, that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Depositor as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Period.

          "Reference Banks" means three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Master Servicer and the Depositor.

          "Registration Statement" means the registration statement on Form S-3 (No. 333-113636), including the Prospectus, relating to the Offered Notes, at the time it became effective.

          "Registered Holder" means the Person in whose name a Note is registered in the Note Register on the applicable Record Date.

          "Related Documents" means, with respect to each Mortgage Loan, the documents specified in Exhibit 2 to the Mortgage Loan Purchase and Servicing Agreement, and any documents required to be added to such documents pursuant to the Mortgage Loan Purchase and Servicing Agreement, the Trust Agreement or the Sale and Servicing Agreement.

          "REO Loan" means a Mortgage Loan where title to the related Mortgaged Property has been acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

          "Report to Noteholders" means the report prepared by the Indenture Trustee in accordance with Section 4.01 of the Sale and Servicing Agreement.

          "Repurchase Event" means, with respect to any Mortgage Loan, either (a) a discovery that, as of the Closing Date, the related Mortgage Documents did not constitute a valid Lien on the related Mortgaged Property subject only to Permitted Liens or (b) with respect to any Mortgage Loan as to which the Transferor delivers a Loan Affidavit, a subsequent default on such Mortgage Loan if the enforcement thereof or of the related Mortgage Documents are materially and adversely affected by the absence of such original Mortgage Document.

          "Repurchase Price" with respect to any Mortgage Loan, an amount equal to the Principal Balance of such Mortgage Loan as of the date of repurchase, plus the greater of (a) all accrued and unpaid interest on such Principal Balance and (b) 30 days' interest on such Principal Balance, computed at the Mortgage Interest Rate.

          "Request for Release" means the request for release, in the form of Exhibit D to the Sale and Servicing Agreement.

          "Responsible Officer" means, with respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           "Rule 144A" means Rule 144A under the Securities Act.

           "Sale" has the meaning set forth in Section 5.15 of the Indenture.

           "Sale and Servicing Agreement" means the sale and servicing agreement, dated as of January 1, 2005, among the Depositor, the Issuer, the Master Servicer, the Seller and the Indenture Trustee.

           "Secretary of State" means the Secretary of State of the State of Delaware.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           "Security" means a Certificate or a Note, as the context may require.

           "Securityholder" means any Noteholder or Certificateholder.

          "Seller" means Irwin Union Bank and Trust Company, as seller, under the Mortgage Loan Purchase and Servicing Agreement.

          "Seller Information" means the information contained in the Prospectus Supplement under the captions "SUMMARY – Mortgage Loans," "RISK FACTORS – Unpredictability of prepayments and its effect on yields" (solely with respect to the first sentence thereof), "RISK FACTORS – Limited history," "RISK FACTORS – Underwriting standards," "RISK FACTORS – Geographic concentration" (solely with respect to statistical information therein), "RISK FACTORS – High combined loan-to-value ratios" (solely with respect to the first sentence thereof), "RISK FACTORS – Amount of borrower's equity" (solely with respect to the first sentence thereof), "RISK FACTORS – Origination disclosure practices for mortgage loans could create liabilities that may affect your notes" (solely with respect to the first sentence thereof), "DESCRIPTION OF THE MORTGAGE LOANS" and "THE ORIGINATOR AND SUBSERVICER" or elsewhere in the Prospectus Supplement with respect to the subjects discussed under such captions.

           "Senior Note" means the Class A Notes and the Class A-IO Notes.

           "Servicing Default" has the meaning set forth in Section 7.01 of the Sale and Servicing Agreement.

           "Servicing Fee" means, with respect to any Collection Period and Mortgage Loan, the product of (a) the Servicing Fee Rate multiplied by a fraction, the numerator of which is the actual number of days in such Collection Period and the denominator of which is 360 and (b) the Principal Balance of such Mortgage Loan as of the first day of such Collection Period.

           "Servicing Fee Rate" means with respect to any Mortgage Loan, 1.00% per annum.

          "Servicing Officer" means any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Master Servicer, as such list may be amended from time to time.

           "State" means any state of the United States of America, or the District of Columbia.

           "Statutory Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss.3801 et seq., as amended.

           "Step-down Date" means the later to occur of (a) the Payment Date in February 2008 or (b) the first Payment Date on which the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date) as a percentage of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period is equal to or less than 46.30%.

          "Step-Up Date" means the Payment Date following the first Payment Date on which the current aggregate Principal Balance of the Mortgage Loans is less than 10% of the initial aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

           "Subordinate Notes" means the Class M Notes.

          "Subsequent Recovery" means, with respect to a Liquidated Mortgage Loan, collections or amounts recovered by the Master Servicer or the Subservicer (net of Liquidation Expenses) after a Liquidation Loss Amount has been allocated to the Subordinate Notes with respect to such loan.

          "Subservicer" means each Person that enters into a Subservicing Agreement as a subservicer of Mortgage Loans and initially Irwin Home Equity Corporation.

          "Subservicing Agreement" means the written contract between the Master Servicer and a Subservicer that relates to the servicing and administration of Mortgage Loans as provided in Section 3.02(a) of the Sale and Servicing Agreement.

          "Substitution Adjustment Amount" means, with respect to any Eligible Substitute Mortgage Loan and Deleted Loan, the amount determined by the Master Servicer, if any, by which the aggregate Principal Balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed in the month of substitution).

           "Tax Matters Person" has the meaning set forth in Section 5.03 of the Trust Agreement.

          "Telerate Screen Page 3750" means the display page so designated on the Moneyline Telerate service (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks).

          "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

           "Trust" see "Issuer."

          "Trust Agreement" means the trust agreement, dated as of January 1, 2005, between the Owner Trustee and the Depositor.

           "Trust Estate" has the meaning set forth in the Granting Clause of the Indenture.

           "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on any relevant date.

           "Trustee Collection Account" has the meaning set forth in Section 5.01 of the Sale and Servicing Agreement.

           "UCC" means the Uniform Commercial Code, as amended, as in effect in any specified jurisdiction.

           "Underwriter" means Bear, Stearns & Co. Inc.

           "Underwriting Agreement" means the Underwriting Agreement, dated January 25, 2005, between the Underwriter and the Depositor.

           "Weighted Average Net Loan Rate" means for any Payment Date the per annum rate equal to (a) the weighted average of the Mortgage Loans, minus (b) a rate equal to, on or prior to the Payment Date in July 2007, annualized interest payable on the Class A-IO Notes divided by the aggregate outstanding Principal Balance of the Mortgage Loans as of the beginning of the related Collection Period.

EXHIBIT A-1

FORM OF OFFERED SENIOR NOTES

Exhibit A-1a – Form of Class A-1 Note Exhibit A-1b – Form of Class A-2 Note Exhibit A-1c – Form of Class A-3 Note Exhibit A-1d – Form of Class A-IO Note

EXHIBIT A-1a

FORM OF CLASS A-1 NOTE

CLASS A-1 NOTE

          UNLESS THIS CLASS A-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS A-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS CLASS A-1 NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A-1 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          THIS CLASS A-1 NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED NOTE, SERIES 2005-A

Registered No. A-1-1 Note Balance: $148,833,000 Note Rate: Variable First Payment Date: February 25, 2005 Legal Final Payment Date: September 25, 2017	Percentage Interest: 100% CUSIP NO. 464187 BZ 5 ISIN NO. US464187BZ50

          Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of One Hundred Forty Eight Million Eight Hundred Thirty Three Thousand Dollars ($148,833,000) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of principal of the Class A-1 Notes pursuant to Section 3.05 of the Indenture dated, as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Class A-1 Note shall be due and payable on the Payment Date in September 2017 to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class A-1 Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period. Interest on this Class A-1 Note will accrue at the Note Rate for the Class A-1 Notes. Principal of and interest on this Class A-1 Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Principal of and interest on this Class A-1 Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-1 Note will generally be applied first to interest due and payable on this Class A-1 Note as provided above and then to the unpaid principal of this Class A-1 Note.

          Reference is made to the further provisions of this Class A-1 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-1 Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class A-1 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS A-1 NOTE

          This Class A-1 Note is one of a duly authorized issue of Class A-1 Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-A (the "Class A-1 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class A-1 Notes are subject to all of the terms of the Indenture.

          This Class A-1 Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class A-1 Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-1 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class A-1 Note.

          Each Holder or Beneficial Owner of a Class A-1 Note, by its acceptance of a Class A-1 Note (or, in the case of a Beneficial Owner of a Class A-1 Note, a beneficial interest in such Class A-1 Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class A-1 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class A-1 Noteholder, by its acceptance of a Class A-1 Note (or, in the case of a Beneficial Owner of a Class A-1 Note, a beneficial interest in such Class A-1 Note) covenants and agrees by accepting the benefits of the Indenture that such Class A-1 Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class A-1 Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into the Indenture, and this Class A-1 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class A-1 Notes will qualify as indebtedness of the Issuer. Each Class A-1 Noteholder, by its acceptance of a Class A-1 Note (and each Beneficial Owner of a Class A-1 Note by its acceptance of a beneficial interest in such Class A-1 Note), agrees to treat the Class A-1 Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class A-1 Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class A-1 Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class A-1 Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class A-1 Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-1 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-1 Note and of any Class A-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency.

          The term "Issuer" as used in this Class A-1 Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class A-1 Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class A-1 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A-1 Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class A-1 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class A-1 Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-1 Notes.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January 28, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January 28, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-1b

FORM OF CLASS A-2 NOTE

CLASS A-2 NOTE

          UNLESS THIS CLASS A-2 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS A-2 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS CLASS A-2 NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A-2 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          THIS CLASS A-2 NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED NOTE, SERIES 2005-A

Registered No. A-2-1 Note Balance: $68,581,000 Note Rate: Variable First Payment Date: February 25, 2005 Legal Final Payment Date: November 25, 2023	Percentage Interest: 100% CUSIP NO. 464187 CA 9 ISIN NO. US464187CA90

          Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of Sixty Eight Million Five Hundred Eighty One Thousand Dollars ($68,581,000) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of principal of the Class A-2 Notes pursuant to Section 3.05 of the Indenture dated, as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Class A-2 Note shall be due and payable on the Payment Date in November 2023 to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class A-2 Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period. Interest on this Class A-2 Note will accrue at the Note Rate for the Class A-2 Notes. Principal of and interest on this Class A-2 Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Principal of and interest on this Class A-2 Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-2 Note will generally be applied first to interest due and payable on this Class A-2 Note as provided above and then to the unpaid principal of this Class A-2 Note.

          Reference is made to the further provisions of this Class A-2 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-2 Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class A-2 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS A-2 NOTE

          This Class A-2 Note is one of a duly authorized issue of Class A-2 Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-A (the "Class A-2 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class A-2 Notes are subject to all of the terms of the Indenture.

          This Class A-2 Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class A-2 Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-2 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class A-2 Note.

          Each Holder or Beneficial Owner of a Class A-2 Note, by its acceptance of a Class A-2 Note (or, in the case of a Beneficial Owner of a Class A-2 Note, a beneficial interest in such Class A-2 Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class A-2 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class A-2 Noteholder, by its acceptance of a Class A-2 Note (or, in the case of a Beneficial Owner of a Class A-2 Note, a beneficial interest in such Class A-2 Note) covenants and agrees by accepting the benefits of the Indenture that such Class A-2 Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class A-2 Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into the Indenture, and this Class A-2 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class A-2 Notes will qualify as indebtedness of the Issuer. Each Class A-2 Noteholder, by its acceptance of a Class A-2 Note (and each Beneficial Owner of a Class A-2 Note by its acceptance of a beneficial interest in such Class A-2 Note), agrees to treat the Class A-2 Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class A-2 Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class A-2 Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class A-2 Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class A-2 Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-2 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-2 Note and of any Class A-2 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency.

          The term "Issuer" as used in this Class A-2 Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class A-2 Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class A-2 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A-2 Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class A-2 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class A-2 Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-2 Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January 28, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January 28, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-1c

FORM OF CLASS A-3 NOTE

CLASS A-3 NOTES

          UNLESS THIS CLASS A-3 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS A-3 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS CLASS A-3 NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A-3 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          THIS CLASS A-3 NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED NOTE, SERIES 2005-A

Registered No. A-3-1 Note Balance: $56,852,000 Note Rate: Variable First Payment Date: February 25, 2005 Legal Final Payment Date: February 25, 2034	Percentage Interest: 100% CUSIP NO. 464187 CB 7 ISIN NO. US464187CB73

          Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of Fifty Six Million Eight Hundred Fifty Two Thousand Dollars ($56,852,000) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of principal of the Class A-3 Notes pursuant to Section 3.05 of the Indenture dated, as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Class A-3 Note shall be due and payable on the Payment Date in February 2034 to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class A-3 Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period. Interest on this Class A-3 Note will accrue at the Note Rate for the Class A-3 Notes. Principal of and interest on this Class A-3 Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Principal of and interest on this Class A-3 Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-3 Note will generally be applied first to interest due and payable on this Class A-3 Note as provided above and then to the unpaid principal of this Class A-3 Note.

          Reference is made to the further provisions of this Class A-3 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-3 Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class A-3 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS A-3 NOTE

          This Class A-3 Note is one of a duly authorized issue of Class A-3 Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-A (the "Class A-3 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class A-3 Notes are subject to all of the terms of the Indenture.

          This Class A-3 Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class A-3 Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-3 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class A-3 Note.

          Each Holder or Beneficial Owner of a Class A-3 Note, by its acceptance of a Class A-3 Note (or, in the case of a Beneficial Owner of a Class A-3 Note, a beneficial interest in such Class A-3 Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class A-3 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class A-3 Noteholder, by its acceptance of a Class A-3 Note (or, in the case of a Beneficial Owner of a Class A-3 Note, a beneficial interest in such Class A-3 Note) covenants and agrees by accepting the benefits of the Indenture that such Class A-3 Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class A-3 Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into the Indenture, and this Class A-3 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class A-3 Notes will qualify as indebtedness of the Issuer. Each Class A-3 Noteholder, by its acceptance of a Class A-3 Note (and each Beneficial Owner of a Class A-3 Note by its acceptance of a beneficial interest in such Class A-3 Note), agrees to treat the Class A-3 Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class A-3 Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class A-3 Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class A-3 Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class A-3 Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-3 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-3 Note and of any Class A-3 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency.

          The term "Issuer" as used in this Class A-3 Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class A-3 Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class A-3 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A-3 Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class A-3 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class A-3 Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-3 Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January 28, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January 28, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-1d

FORM OF CLASS A-IO NOTE

CLASS A-IO NOTE

          UNLESS THIS CLASS A-IO NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS A-IO NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          PRINCIPAL SHALL NOT BE PAYABLE IN RESPECT OF THIS NOTE. INTEREST IS CALCULATED ON THIS NOTE BASED ON THE NOTIONAL AMOUNT SPECIFIED HEREIN.

          THIS CLASS A-IO NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED NOTE, SERIES 2005-A

Registered No. A-IO-1 Note Balance: $0.00 Note Rate: 6.00%* First Payment Date: February 25, 2005 Legal Final Payment Date: July 25, 2007	Percentage Interest: 100% CUSIP NO. 464187 CC 5 ISIN NO. US464187CC56

* No interest will accrue after the payment date in September 2006.

          Irwin Whole Loan Home Equity Trust 2004-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of the Class A-IO Notes pursuant to Section 3.05 of the Indenture, dated as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"); provided, however, that no amount in respect of this Class A-IO Note shall be payable after the Payment Date in July 2007. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class A-IO Notes will be paid monthly on each Payment Date at the Note Rate times the Class A-IO Notional Balance for the related Interest Period. Interest on the Class A-IO Notional Balance of this Class A-IO Note will accrue at the Note Rate for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. The "Note Rate" for each Interest Period will be 6.00% per annum. Interest will be computed on the basis of an assumed year of 360 days consisting of twelve 30-day months. Interest on this Class A-IO Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Interest on this Class A-IO Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is made to the further provisions of this Class A-IO Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-IO Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class A-IO Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS A-IO NOTE

          This Class A-IO Note is one of a duly authorized issue of Class A-IO Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-A (the "Class A-IO Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class A-IO Notes are subject to all of the terms of the Indenture.

          This Class A-IO Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class A-IO Notes in authorized denominations and in the same aggregate percentage interest will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-IO Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class A-IO Note.

          Each Holder or Beneficial Owner of a Class A-IO Note, by its acceptance of a Class A-IO Note (or, in the case of a Beneficial Owner of a Class A-IO Note, a beneficial interest in such Class A-IO Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class A-IO Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class A-IO Noteholder, by its acceptance of a Class A-IO Note (or, in the case of a Beneficial Owner of a Class A-IO Note, a beneficial interest in such Class A-IO Note) covenants and agrees by accepting the benefits of the Indenture that such Class A-IO Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class A-IO Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into the Indenture, and this Class A-IO Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class A-IO Notes will qualify as indebtedness of the Issuer. Each Class A-IO Noteholder, by its acceptance of a Class A-IO Note (and each Beneficial Owner of a Class A-IO Note by its acceptance of a beneficial interest in such Class A-IO Note), agrees to treat the Class A-IO Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class A-IO Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class A-IO Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class A-IO Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class A-IO Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance, on behalf of all Noteholders, of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-IO Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-IO Note and of any Class A-IO Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency.

          The term "Issuer" as used in this Class A-IO Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class A-IO Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class A-IO Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay interest on this Class A-IO Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of interest on this Class A-IO Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class A-IO Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-IO Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January 28, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January 28, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2

FORM OF OFFERED SUBORDINATE NOTES

Exhibit A-2a – Form of Class M-1 Note
Exhibit A-2b – Form of Class M-2 Note
Exhibit A-2c – Form of Class M-3 Note
Exhibit A-2d – Form of Class M-4 Note
Exhibit A-2e – Form of Class M-5 Note
Exhibit A-2f – Form of Class M-6 Note
Exhibit A-2g – Form of Class M-7 Note

EXHIBIT A-2a

Form of Class M-1 Note

CLASS M-1 NOTE

          UNLESS THIS CLASS M-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS M-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS CLASS M-1 NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS M-1 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          THIS CLASS M-1 NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED NOTE, SERIES 2005-A

Registered No. M-1-1 Note Balance: $24,689,000 Note Rate: Variable First Payment Date: February 25, 2005 Legal Final Payment Date: June 25, 2034	Percentage Interest: 100% CUSIP NO. 464187 CD 3 ISIN NO. US464187CD30

          Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of Twenty Four Million Six Hundred Eighty Nine Thousand Dollars ($24,689,000) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of principal of the Class M-1 Notes pursuant to Section 3.05 of the Indenture dated, as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Class M-1 Note shall be due and payable on the Payment Date in June 2034 to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class M-1 Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period. Interest on this Class M-1 Note will accrue at the Note Rate for the Class M-1 Notes. Principal of and interest on this Class M-1 Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Principal of and interest on this Class M-1 Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class M-1 Note will generally be applied first to interest due and payable on this Class M-1 Note as provided above and then to the unpaid principal of this Class M-1 Note.

          Reference is made to the further provisions of this Class M-1 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class M-1 Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class M-1 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS M-1 NOTE

          This Class M-1 Note is one of a duly authorized issue of Class M-1 Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-A (the "Class M-1 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class M-1 Notes are subject to all of the terms of the Indenture.

          This Class M-1 Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class M-1 Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class M-1 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class M-1 Note.

          Each Holder or Beneficial Owner of a Class M-1 Note, by its acceptance of a Class M-1 Note (or, in the case of a Beneficial Owner of a Class M-1 Note, a beneficial interest in such Class M-1 Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class M-1 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class M-1 Noteholder, by its acceptance of a Class M-1 Note (or, in the case of a Beneficial Owner of a Class M-1 Note, a beneficial interest in such Class M-1 Note) covenants and agrees by accepting the benefits of the Indenture that such Class M-1 Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class M-1 Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into the Indenture, and this Class M-1 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class M-1 Notes will qualify as indebtedness of the Issuer. Each Class M-1 Noteholder, by its acceptance of a Class M-1 Note (and each Beneficial Owner of a Class M-1 Note by its acceptance of a beneficial interest in such Class M-1 Note), agrees to treat the Class M-1 Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class M-1 Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class M-1 Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class M-1 Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class M-1 Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class M-1 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class M-1 Note and of any Class M-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency.

          The term "Issuer" as used in this Class M-1 Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class M-1 Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class M-1 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class M-1 Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class M-1 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class M-1 Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class M-1 Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January 28, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January 28, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2b

Form of Class M-2 Note

CLASS M-2 NOTE

          UNLESS THIS CLASS M-2 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS M-2 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS CLASS M-2 NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS M-2 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          THIS CLASS M-2 NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED NOTE, SERIES 2005-A

Registered No. M-2-1 Note Balance: $20,574,000 Note Rate: Variable First Payment Date: February 25, 2005 Legal Final Payment Date: June 25, 2034	Percentage Interest: 100% CUSIP NO. 464187 CE 1 ISIN NO. US464187CE13

          Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of Twenty Million Five Hundred Seventy Four Thousand Dollars ($20,574,000) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of principal of the Class M-2 Notes pursuant to Section 3.05 of the Indenture, dated as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Class M-2 Note shall be due and payable on the Payment Date in June 2034 to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class M-2 Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period. Interest on this Class M-2 Note will accrue at the Note Rate for the Class M-2 Notes. Principal of and interest on this Class M-2 Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Principal of and interest on this Class M-2 Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class M-2 Note will generally be applied first to interest due and payable on this Class M-2 Note as provided above and then to the unpaid principal of this Class M-2 Note.

          Reference is made to the further provisions of this Class M-2 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class M-2 Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class M-2 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS M-2 NOTE

          This Class M-2 Note is one of a duly authorized issue of Class M-2 Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-A (the "Class M-2 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class M-2 Notes are subject to all of the terms of the Indenture.

          This Class M-2 Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class M-2 Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class M-2 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class M-2 Note.

          Each Holder or Beneficial Owner of a Class M-2 Note, by its acceptance of a Class M-2 Note (or, in the case of a Beneficial Owner of a Class M-2 Note, a beneficial interest in such Class M-2 Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class M-2 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class M-2 Noteholder, by its acceptance of a Class M-2 Note (or, in the case of a Beneficial Owner of a Class M-2 Note, a beneficial interest in such Class M-2 Note) covenants and agrees by accepting the benefits of the Indenture that such Class M-2 Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class M-2 Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into the Indenture, and this Class M-2 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class M-2 Notes will qualify as indebtedness of the Issuer. Each Class M-2 Noteholder, by its acceptance of a Class M-2 Note (and each Beneficial Owner of a Class M-2 Note by its acceptance of a beneficial interest in such Class M-2 Note), agrees to treat the Class M-2 Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class M-2 Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class M-2 Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class M-2 Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class M-2 Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class M-2 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class M-2 Note and of any Class M-2 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency.

          The term "Issuer" as used in this Class M-2 Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class M-2 Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class M-2 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class M-2 Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class M-2 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class M-2 Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class M-2 Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January 28, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January 28, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2c

Form of Class M-3 Note

CLASS M-3 NOTE

          UNLESS THIS CLASS M-3 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS M-3 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS CLASS M-3 NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS M-3 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          THIS CLASS M-3 NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED NOTE, SERIES 2005-A

Registered No. M-3-1 Note Balance: $6,799,000 Note Rate: Variable First Payment Date: February 25, 2005 Legal Final Payment Date: June 25, 2034	Percentage Interest: 100% CUSIP NO. 464187 CF 8 ISIN NO. US464187CF87

          Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of Six Million Seven Hundred Ninety Nine Thousand Dollars ($6,799,000) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of principal of the Class M-3 Notes pursuant to Section 3.05 of the Indenture, dated as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Class M-3 Note shall be due and payable on the Payment Date in June 2034 to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class M-3 Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period. Interest on this Class M-3 Note will accrue at the Note Rate for the Class M-3 Notes. Principal of and interest on this Class M-3 Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Principal of and interest on this Class M-3 Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class M-3 Note will generally be applied first to interest due and payable on this Class M-3 Note as provided above and then to the unpaid principal of this Class M-3 Note.

          Reference is made to the further provisions of this Class M-3 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class M-3 Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class M-3 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS M-3 NOTE

          This Class M-3 Note is one of a duly authorized issue of Class M-3 Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-A (the "Class M-3 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class M-3 Notes are subject to all of the terms of the Indenture.

          This Class M-3 Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class M-3 Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class M-3 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class M-3 Note.

          Each Holder or Beneficial Owner of a Class M-3 Note, by its acceptance of a Class M-3 Note (or, in the case of a Beneficial Owner of a Class M-3 Note, a beneficial interest in such Class M-3 Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class M-3 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class M-3 Noteholder, by its acceptance of a Class M-3 Note (or, in the case of a Beneficial Owner of a Class M-3 Note, a beneficial interest in such Class M-3 Note) covenants and agrees by accepting the benefits of the Indenture that such Class M-3 Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class M-3 Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into the Indenture, and this Class M-3 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class M-3 Notes will qualify as indebtedness of the Issuer. Each Class M-3 Noteholder, by its acceptance of a Class M-3 Note (and each Beneficial Owner of a Class M-3 Note by its acceptance of a beneficial interest in such Class M-3 Note), agrees to treat the Class M-3 Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class M-3 Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class M-3 Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class M-3 Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class M-3 Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class M-3 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class M-3 Note and of any Class M-3 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency.

          The term "Issuer" as used in this Class M-3 Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class M-3 Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class M-3 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class M-3 Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class M-3 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class M-3 Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class M-3 Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January 28, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January 28, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2d

Form of Class M-4 Note

CLASS M-4 NOTE

          UNLESS THIS CLASS M-4 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS M-4 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS CLASS M-4 NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS M-4 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          THIS CLASS M-4 NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED NOTE, SERIES 2005-A

Registered No. M-4-1 Note Balance: $6,262,000 Note Rate: Variable First Payment Date: February 25, 2005 Legal Final Payment Date: June 25, 2034	Percentage Interest: 100% CUSIP NO. 464187 CG 6 ISIN NO. US464187CG60

           Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of Six Million Two Hundred Sixty Two Thousand Dollars ($6,262,000) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of principal of the Class M-4 Notes pursuant to Section 3.05 of the Indenture, dated as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Class M-4 Note shall be due and payable on the Payment Date in June 2034 to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class M-4 Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period. Interest on this Class M-4 Note will accrue at the Note Rate for the Class M-4 Notes. Principal of and interest on this Class M-4 Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Principal of and interest on this Class M-4 Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class M-4 Note will generally be applied first to interest due and payable on this Class M-4 Note as provided above and then to the unpaid principal of this Class M-4 Note.

          Reference is made to the further provisions of this Class M-4 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class M-4 Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class M-4 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS M-4 NOTE

          This Class M-4 Note is one of a duly authorized issue of Class M-4 Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-A (the "Class M-4 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class M-4 Notes are subject to all of the terms of the Indenture.

          This Class M-4 Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class M-4 Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class M-4 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class M-4 Note.

          Each Holder or Beneficial Owner of a Class M-4 Note, by its acceptance of a Class M-4 Note (or, in the case of a Beneficial Owner of a Class M-4 Note, a beneficial interest in such Class M-4 Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class M-4 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class M-4 Noteholder, by its acceptance of a Class M-4 Note (or, in the case of a Beneficial Owner of a Class M-4 Note, a beneficial interest in such Class M-4 Note) covenants and agrees by accepting the benefits of the Indenture that such Class M-4 Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class M-4 Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into the Indenture, and this Class M-4 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class M-4 Notes will qualify as indebtedness of the Issuer. Each Class M-4 Noteholder, by its acceptance of a Class M-4 Note (and each Beneficial Owner of a Class M-4 Note by its acceptance of a beneficial interest in such Class M-4 Note), agrees to treat the Class M-4 Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class M-4 Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class M-4 Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class M-4 Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class M-4 Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class M-4 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class M-4 Note and of any Class M-4 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency.

          The term "Issuer" as used in this Class M-4 Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class M-4 Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class M-4 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class M-4 Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class M-4 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class M-4 Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class M-4 Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January 28, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January 28, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2e

Form of Class M-5 Note

CLASS M-5 NOTE

          UNLESS THIS CLASS M-5 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS M-5 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS CLASS M-5 NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS M-5 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          THIS CLASS M-5 NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED NOTE, SERIES 2005-A

Registered No. M-5-1 Note Balance: $5,725,000 Note Rate: Variable First Payment Date: February 25, 2005 Legal Final Payment Date: June 25, 2034	Percentage Interest: 100% CUSIP NO. 464187 CH 4 ISIN NO. US464187CH44

          Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of Five Million Seven Hundred Twenty Five Thousand Dollars ($5,725,000) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of principal of the Class M-5 Notes pursuant to Section 3.05 of the Indenture, dated as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Class M-5 Note shall be due and payable on the Payment Date in June 2034 to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class M-5 Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period. Interest on this Class M-5 Note will accrue at the Note Rate for the Class M-5 Notes. Principal of and interest on this Class M-5 Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Principal of and interest on this Class M-5 Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class M-5 Note will generally be applied first to interest due and payable on this Class M-5 Note as provided above and then to the unpaid principal of this Class M-5 Note.

          Reference is made to the further provisions of this Class M-5 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class M-5 Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class M-5 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS M-5 NOTE

          This Class M-5 Note is one of a duly authorized issue of Class M-5 Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-A (the "Class M-5 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class M-5 Notes are subject to all of the terms of the Indenture.

          This Class M-5 Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class M-5 Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class M-5 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class M-5 Note.

          Each Holder or Beneficial Owner of a Class M-5 Note, by its acceptance of a Class M-5 Note (or, in the case of a Beneficial Owner of a Class M-5 Note, a beneficial interest in such Class M-5 Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class M-5 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class M-5 Noteholder, by its acceptance of a Class M-5 Note (or, in the case of a Beneficial Owner of a Class M-5 Note, a beneficial interest in such Class M-5 Note) covenants and agrees by accepting the benefits of the Indenture that such Class M-5 Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class M-5 Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into the Indenture, and this Class M-5 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class M-5 Notes will qualify as indebtedness of the Issuer. Each Class M-5 Noteholder, by its acceptance of a Class M-5 Note (and each Beneficial Owner of a Class M-5 Note by its acceptance of a beneficial interest in such Class M-5 Note), agrees to treat the Class M-5 Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class M-5 Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class M-5 Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class M-5 Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class M-5 Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class M-5 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class M-5 Note and of any Class M-5 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency.

          The term "Issuer" as used in this Class M-5 Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class M-5 Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class M-5 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class M-5 Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class M-5 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class M-5 Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class M-5 Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January 28, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January 28, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2f

Form of Class M-6 Note

CLASS M-6 NOTE

          UNLESS THIS CLASS M-6 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS M-6 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE PRINCIPAL OF THIS CLASS M-6 NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS M-6 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          THIS CLASS M-6 NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED NOTE, SERIES 2005-A

Registered No. M-6-1 Note Balance: $5,367,000 Note Rate: Variable First Payment Date: February 25, 2005 Legal Final Payment Date: June 25, 2034	Percentage Interest: 100% CUSIP NO. 464187 CJ 0 ISIN NO. US464187CJ00

          Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of Five Million Three Hundred Sixty Seven Thousand Dollars ($5,367,000) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of principal of the Class M-6 Notes pursuant to Section 3.05 of the Indenture, dated as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Class M-6 Note shall be due and payable on the Payment Date in June 2034 to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class M-6 Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period. Interest on this Class M-6 Note will accrue at the Note Rate for the Class M-6 Notes. Principal of and interest on this Class M-6 Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Principal of and interest on this Class M-6 Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class M-6 Note will generally be applied first to interest due and payable on this Class M-6 Note as provided above and then to the unpaid principal of this Class M-6 Note.

          Reference is made to the further provisions of this Class M-6 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class M-6 Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class M-6 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS M-6 NOTE

          This Class M-6 Note is one of a duly authorized issue of Class M-6 Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-A (the "Class M-6 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class M-6 Notes are subject to all of the terms of the Indenture.

          This Class M-6 Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class M-6 Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class M-6 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class M-6 Note.

          Each Holder or Beneficial Owner of a Class M-6 Note, by its acceptance of a Class M-6 Note (or, in the case of a Beneficial Owner of a Class M-6 Note, a beneficial interest in such Class M-6 Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class M-6 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class M-6 Noteholder, by its acceptance of a Class M-6 Note (or, in the case of a Beneficial Owner of a Class M-6 Note, a beneficial interest in such Class M-6 Note) covenants and agrees by accepting the benefits of the Indenture that such Class M-6 Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class M-6 Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into the Indenture, and this Class M-6 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class M-6 Notes will qualify as indebtedness of the Issuer. Each Class M-6 Noteholder, by its acceptance of a Class M-6 Note (and each Beneficial Owner of a Class M-6 Note by its acceptance of a beneficial interest in such Class M-6 Note), agrees to treat the Class M-6 Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class M-6 Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class M-6 Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class M-6 Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class M-6 Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class M-6 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class M-6 Note and of any Class M-6 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency.

          The term "Issuer" as used in this Class M-6 Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class M-6 Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class M-6 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class M-6 Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class M-6 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class M-6 Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class M-6 Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January 28, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January 28, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2g

Form of Class M-7 Note

CLASS M-7 NOTE

          THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE AND THE ISSUER OF A LETTER FROM THE TRANSFEROR SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE AND THE ISSUER OF A LETTER FROM THE TRANSFEREE IN SUBSTANTIALLY THE FORM PROVIDED IN THE INDENTURE OR AN OPINION OF COUNSEL THAT SUCH TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION FROM THE ACT.

          NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE INDENTURE TRUSTEE AND THE ISSUER A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE ("PLAN") OR A TRUSTEE OF SUCH PLAN OR ANY OTHER PERSON, DIRECTLY OR INDIRECTLY, ACTING ON BEHALF OF ANY PLAN, OR A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN WITH RESPECT TO ERISA RESTRICTED SECURITIES. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN OR IN THE AGREEMENT REFERRED TO HEREIN, ANY PURPORTED TRANSFER OF THIS NOTE TO OR ON BEHALF OF A PLAN WITHOUT SATISFYING THE ABOVE REQUIREMENTS SHALL BE VOID AND OF NO EFFECT.

          THE PRINCIPAL OF THIS CLASS M-7 NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS M-7 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          THIS CLASS M-7 NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED NOTE, SERIES 2005-A

No. M-7-1 Note Balance: $10,556,000 Note Rate: Variable First Payment Date: February 25, 2005 Legal Final Payment Date: June 25, 2034	Percentage Interest: 100% CUSIP NO. 464187 CK 7 ISIN NO. US464187CK72

          Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to BEAR, STEARNS SECURITIES CORP. or its registered assigns, the principal sum of Ten Million Five Hundred Fifty Six Thousand Dollars ($10,556,000) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable in respect of principal of the Class M-7 Notes pursuant to Section 3.05 of the Indenture, dated as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Class M-7 Note shall be due and payable on the Payment Date in June 2034 to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Interest on the Class M-7 Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period. Interest on this Class M-7 Note will accrue at the Note Rate for the Class M-7 Notes. Principal of and interest on this Class M-7 Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of the Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Principal of and interest on this Class M-7 Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class M-7 Note will generally be applied first to interest due and payable on this Class M-7 Note as provided above and then to the unpaid principal of this Class M-7 Note.

          Reference is made to the further provisions of this Class M-7 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class M-7 Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class M-7 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS M-7 NOTE

          This Class M-7 Note is one of a duly authorized issue of Class M-7 Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-A (the "Class M-7 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class M-7 Notes are subject to all of the terms of the Indenture.

          This Class M-7 Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class M-7 Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class M-7 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class M-7 Note.

          Each Holder or Beneficial Owner of a Class M-7 Note, by its acceptance of a Class M-7 Note (or, in the case of a Beneficial Owner of a Class M-7 Note, a beneficial interest in such Class M-7 Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class M-7 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class M-7 Noteholder, by its acceptance of a Class M-7 Note (or, in the case of a Beneficial Owner of a Class M-7 Note, a beneficial interest in such Class M-7 Note) covenants and agrees by accepting the benefits of the Indenture that such Class M-7 Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class M-7 Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into the Indenture, and this Class M-7 Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class M-7 Notes will qualify as indebtedness of the Issuer. Each Class M-7 Noteholder, by its acceptance of a Class M-7 Note (and each Beneficial Owner of a Class M-7 Note by its acceptance of a beneficial interest in such Class M-7 Note), agrees to treat the Class M-7 Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class M-7 Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class M-7 Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class M-7 Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class M-7 Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class M-7 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class M-7 Note and of any Class M-7 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency.

          The term "Issuer" as used in this Class M-7 Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class M-7 Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class M-7 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class M-7 Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class M-7 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class M-7 Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class M-7 Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January 28, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January 28, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-3

FORM OF CLASS X NOTES

Exhibit A-3a - Form of X-1 Note Exhibit A-3b - Form of X-2A Note Exhibit A-3c - Form of X-2B Note

EXHIBIT A-3a

Exhibit A-3a - Form of X-1 Note

CLASS X-1 NOTE

          THIS CLASS X-1 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE REFERRED TO HEREIN.

          THIS CLASS X-1 NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

          THIS NOTE IS NOT TRANSFERABLE EXCEPT UPON SATISFACTION OF THE CONDITIONS SET FORTH IN SECTION 4.02 OF THE INDENTURE.

          THE TRANSFEREE OF THIS NOTE WILL BE SUBJECT TO FEDERAL WITHHOLDING TAX UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE’S STATUS AS A UNITED STATES PERSON UNDER UNITED STATES TAX LAW.

          THIS NOTE IS NOT TRANSFERABLE TO AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) OR A PLAN (AS DEFINED IN SECTION 4975 OF THE CODE).

THIS CLASS X-1 NOTE IS NOT ENTITLED TO DISTRIBUTIONS OF INTEREST.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED SUBORDINATE NOTE, SERIES 2005-A

Registered No. X-1-1 Note Balance: $8,016,436 First Payment Date: February 25, 2005 Legal Final Payment Date: June 25, 2034	Percentage Interest: 100% CUSIP: 464187 CL 5 ISIN: US464187CL55

          Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to BEAR, STEARNS SECURITIES CORP. or its registered assigns, the principal sum of Eight Million Sixteen Thousand Four Hundred Thirty Six Dollars ($8,016,436) payable on each Payment Date in an amount equal to the Percentage Interest specified above of the amount, if any, payable in respect of principal of the Class X-1 Notes pursuant to Section 3.05 of the Indenture, dated as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Class X-1 Note shall be due and payable on the Payment Date in June 2034 to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Principal of this Class X-1 Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Principal of this Class X-1 Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is made to the further provisions of this Class X-1 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class X-1 Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class X-1 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS X-1 NOTE

          This Class X-1 Note is one of a duly authorized issue of Class X-1 Notes of the Issuer, designated as its Home Equity Loan-Backed Subordinate Notes, Series 2005-A (the "Class X-1 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class X-1 Notes are subject to all of the terms of the Indenture.

          The Class X-1 Notes are subordinate to the Senior Notes and the Subordinate Notes, and each of the Class X-2A Notes and the Class X-2B Notes are subordinate to the Senior Notes, the Subordinate Notes and the Class X-1 Notes, in each case to the extent specified in the Indenture.

          This Class X-1 Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class X-1 Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class X-1 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class X-1 Note.

          Each Holder or Beneficial Owner of a Class X-1 Note, by its acceptance of a Class X-1 Note (or, in the case of a Beneficial Owner of a Class X-1 Note, a beneficial interest in such Class X-1 Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class X-1 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class X-1 Noteholder, by its acceptance of a Class X-1 Note (or, in the case of a Beneficial Owner of a Class X-1 Note, a beneficial interest in such Class X-1 Note) covenants and agrees by accepting the benefits of the Indenture that such Class X-1 Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class X-1 Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into this Indenture, and this Class X-1 Note is issued, with the intention that, for federal, state and local, income, single business and franchise tax purposes, the Class X-1 Notes will qualify as indebtedness of the Issuer. Each Class X-1 Noteholder, by its acceptance of a Class X-1 Note (and each Beneficial Owner of a Class X-1 Note by its acceptance of a beneficial interest in such Class X-1 Note), agrees to treat the Class X-1 Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class X-1 Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class X-1 Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class X-1 Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class X-1 Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class X-1 Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class X-1 Note and of any Class X-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency when authorized by an Issuer request.

          The term "Issuer" as used in this Class X-1 Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class X-1 Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class X-1 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class X-1 Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Class X-1 Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class X-1 Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class X-1 Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January ___, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January ___, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-3b

Exhibit A-3b - Form of X-2A Note

CLASS X-2A NOTE

          THIS CLASS X-2A NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE REFERRED TO HEREIN.

          THIS CLASS X-2A NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

          THIS NOTE IS NOT TRANSFERABLE EXCEPT UPON SATISFACTION OF THE CONDITIONS SET FORTH IN SECTION 4.02 OF THE INDENTURE.

          THE TRANSFEREE OF THIS NOTE WILL BE SUBJECT TO FEDERAL WITHHOLDING TAX UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE’S STATUS AS A UNITED STATES PERSON UNDER UNITED STATES TAX LAW.

          THIS NOTE IS NOT TRANSFERABLE TO AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) OR A PLAN (AS DEFINED IN SECTION 4975 OF THE CODE).

          THIS CLASS X-2A NOTE IS NOT ENTITLED TO DISTRIBUTIONS OF PRINCIPAL OR INTEREST.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED SUBORDINATE NOTE, SERIES 2005-A

Registered No. X-2A-1 Initial Notional Balance: $357,816,901 First Payment Date: February 25, 2005	Percentage Interest 100% CUSIP: 464187 CM 3 ISIN: US464187CM39

          Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to BEAR, STEARNS SECURITIES CORP. or its registered assigns, an amount equal to the Percentage Interest specified above of the amount, if any, payable to the Class X-2A Note on each Payment Date determined in accordance with Section 3.05 of the Indenture, dated as of January 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Payments on this Class X-2A Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Payments on this Class X-2A Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is made to the further provisions of this Class X-2A Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class X-2A Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class X-2A Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS X-2A NOTE

          This Class X-2A Note is one of a duly authorized issue of Class X-2A Notes of the Issuer, designated as its Home Equity Loan-Backed Subordinate Notes, Series 2005-A (the "Class X-2A Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class X-2A Notes are subject to all of the terms of the Indenture.

          The Class X-2A Notes and the Class X-2B Notes are subordinate to the Senior Notes, the Subordinate Notes and the Class X-1 Notes, in each case to the extent specified in the Indenture.

          This Class X-2A Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class X-2A Notes in authorized denominations will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class X-2A Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class X-2A Note.

          Each Holder or Beneficial Owner of a Class X-2A Note, by its acceptance of a Class X-2A Note (or, in the case of a Beneficial Owner of a Class X-2A Note, a beneficial interest in such Class X-2A Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class X-2A Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class X-2A Noteholder, by its acceptance of a Class X-2A Note (or, in the case of a Beneficial Owner of a Class X-2A Note, a beneficial interest in such Class X-2A Note) covenants and agrees by accepting the benefits of the Indenture that such Class X-2A Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class X-2A Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into this Indenture, and this Class X-2A Note is issued, with the intention that, for federal, state and local, income, single business and franchise tax purposes, the Class X-2A Notes will qualify as equity of the Issuer. Each Class X-2A Noteholder, by its acceptance of a Class X-2A Note (and each Beneficial Owner of a Class X-2A Note by its acceptance of a beneficial interest in such Class X-2A Note), agrees to (i) treat the Class X-2A Notes for federal, state and local income, single business and franchise tax purposes as equity of the Issuer and (ii) the allocations of tax items determined in accordance with the provisions of Section 4.09(c) of the Indenture and Section 3.11 of the Trust Agreement.

          Prior to the due presentment for registration of transfer of this Class X-2A Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class X-2A Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class X-2A Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class X-2A Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class X-2A Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class X-2A Note and of any Class X-2A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency when authorized by an Issuer request.

          The term "Issuer" as used in this Class X-2A Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class X-2A Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class X-2A Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the amounts payable on this Class X-2A Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of any amount payable on this Class X-2A Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class X-2A Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class X-2A Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January ___, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January ___, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-3c

Exhibit A-3c - Form of X-2B Note

CLASS X-2B NOTE

          THIS CLASS X-2B NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE REFERRED TO HEREIN.

          THIS CLASS X-2B NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.

          THIS NOTE IS NOT TRANSFERABLE EXCEPT UPON SATISFACTION OF THE CONDITIONS SET FORTH IN SECTION 4.02 OF THE INDENTURE.

          THE TRANSFEREE OF THIS NOTE WILL BE SUBJECT TO FEDERAL WITHHOLDING TAX UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE’S STATUS AS A UNITED STATES PERSON UNDER UNITED STATES TAX LAW.

          THIS NOTE IS NOT TRANSFERABLE TO AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) OR A PLAN (AS DEFINED IN SECTION 4975 OF THE CODE).

           THIS CLASS X-2B NOTE IS NOT ENTITLED TO DISTRIBUTIONS OF PRINCIPAL OR INTEREST.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A

HOME EQUITY LOAN-BACKED SUBORDINATE NOTE, SERIES 2005-A

Registered No. X-2B-1 Initial Notional Balance: $357,816,901 First Payment Date: February 25, 2005	Percentage Interest 100% CUSIP: 464187 CN 1 ISIN: US464187CN12

          Irwin Whole Loan Home Equity Trust 2005-A, a statutory trust duly organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to BEAR, STEARNS SECURITIES CORP. or its registered assigns, an amount equal to the Percentage Interest specified above of the amount, if any, payable to the Class X-2B Note on each Payment Date determined in accordance with Section 3.05 of the Indenture, dated as of February 1, 2005 (the "Indenture"), between the Issuer and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Payments on this Class X-2B Note shall be paid in the manner specified on the reverse hereof. "Payment Date" means the 25th day of each month or, if any such day is not a Business Day, the immediately succeeding Business Day.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, then the Indenture Trustee, acting at the direction of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

          Payments on this Class X-2B Note will be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is made to the further provisions of this Class X-2B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class X-2B Note.

          Unless the Indenture Trustee has executed the certificate of authentication hereon by manual signature, this Class X-2B Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

REVERSE OF CLASS X-2B NOTE

          This Class X-2B Note is one of a duly authorized issue of Class X-2B Notes of the Issuer, designated as its Home Equity Loan-Backed Subordinate Notes, Series 2005-A (the "Class X-2B Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class X-2B Notes are subject to all of the terms of the Indenture.

          The Class X-2A Notes and the Class X-2B Notes are subordinate to the Senior Notes, the Subordinate Notes and the Class X-1 Notes, in each case to the extent specified in the Indenture.

          This Class X-2B Note may be transferred by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Class X-2B Notes in authorized denominations will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class X-2B Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Class X-2B Note.

          Each Holder or Beneficial Owner of a Class X-2B Note, by its acceptance of a Class X-2B Note (or, in the case of a Beneficial Owner of a Class X-2B Note, a beneficial interest in such Class X-2B Note) covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Class X-2B Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its/his/her individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in their respective individual capacities, except as any such Person may have expressly agreed, and provided that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Beneficial Owner or Class X-2B Noteholder, by its acceptance of a Class X-2B Note (or, in the case of a Beneficial Owner of a Class X-2B Note, a beneficial interest in such Class X-2B Note) covenants and agrees by accepting the benefits of the Indenture that such Class X-2B Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Master Servicer or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the Class X-2B Notes, the Indenture or the other Basic Documents.

          The Issuer has entered into this Indenture, and this Class X-2B Note is issued, with the intention that, for federal, state and local, income, single business and franchise tax purposes, the Class X-2B Notes will qualify as equity of the Issuer. Each Class X-2B Noteholder, by its acceptance of a Class X-2B Note (and each Beneficial Owner of a Class X-2B Note by its acceptance of a beneficial interest in such Class X-2B Note), agrees to (i) treat the Class X-2B Notes for federal, state and local income, single business and franchise tax purposes as equity of the Issuer and (ii) the allocations of tax items determined in accordance with the provisions of Section 4.09(c) of the Indenture and Section 3.11 of the Trust Agreement.

          Prior to the due presentment for registration of transfer of this Class X-2B Note, the Issuer, the Indenture Trustee and any agent thereof may treat the Person in the name of which this Class X-2B Note is registered (as of the date of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Class X-2B Note shall be overdue; and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Class X-2B Noteholders under the Indenture at any time by the Issuer and the Indenture Trustee with prior written notice to each Rating Agency and with the consent of the Holders of Notes representing not less than a majority of the aggregate Note Balance of the Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing a specified percentage of the aggregate Note Balance, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class X-2B Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class X-2B Note and of any Class X-2B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made hereon. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders, but with prior written notice to each Rating Agency when authorized by an Issuer request.

          The term "Issuer" as used in this Class X-2B Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class X-2B Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class X-2B Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the amounts payable on this Class X-2B Note at the times, place and rate and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company or Wells Fargo Bank, N.A. in their respective individual capacities, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of any amount payable on this Class X-2B Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Class X-2B Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class X-2B Note.

          IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: Authorized Signatory Dated: January ___, 2005

CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee By: Authorized Signatory Dated: January ___, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

______________________________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________________   ___________________________________________ */
                                                                                                 ___________________________________________*/

_______________

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF RULE 144A INVESTMENT REPRESENTATION

Description of Rule 144A Securities, including numbers:

____________________

____________________

____________________

____________________

The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

(a) In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of' general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

(b) The Buyer warrants and represents to, and covenants with, the Indenture Trustee and the Issuer (as defined in the Indenture (the "Indenture"), dated as of January 1, 2005, between Irwin Whole Loan Home Equity Trust 2005-A, as Issuer, and Wells Fargo Bank, N.A., as Indenture Trustee), pursuant to Section 4.02 of the Indenture, as follows:

a.	The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b.	The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c.	The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Master Servicer.

d.	Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e.	The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

(c) This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

          IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

___________________________________
Print Name of Seller

By:________________________________
       Name:
       Title:

Taxpayer Identification:

No:________________________________

Date:_______________________________	___________________________________
Print Name of Buyer

By:________________________________
       Name:
       Title:

Taxpayer Identification:

No:________________________________

Date:_______________________________

ANNEX 1 TO EXHIBIT B

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

For Buyers Other Than Registered Investment Companies

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.	As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.	In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $_________________* in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar statutory trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___ Bank. The Buyer (i) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (ii) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (i) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (ii) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory of the United States.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of such State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (i) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (ii) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3.	The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4.	For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.	The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Rule 144A Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

Yes _____	No _____	Will the Buyer be purchasing the Rule 144A Securities only for the Buyer's own account?

6.	If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7.	The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

________________________________________ Print Name of Buyer By:______________________________________ Name: Title: Date:

ANNEX 2 TO EXHIBIT B

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers that are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.	As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.	In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

___ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.	The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.	The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5.	The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6.	The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

________________________________________
Print Name of Buyer

By:______________________________________
       Name:
       Title:

       Date:

IF AN ADVISER

________________________________________
Print Name of Buyer

By:______________________________________
       Name:
       Title:

Date:

EXHIBIT C

FORM OF INVESTOR REPRESENTATION LETTER

_________, ____

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue, 10th Floor
New York, NY 10179

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Attention: Corporate Trust Administration

Re:	Home Equity Loan-Backed Notes, Series 2005-A, Class M-7

Ladies and Gentlemen:

          ________________ (the "Purchaser") intends to purchase $_________ Home Equity Loan-Backed Notes, Series 2005-A, Class M-7 (the "Class M-7 Notes"), issued pursuant to the indenture dated as of January 1, 2005 (the "Indenture"), between Irwin Whole Loan Home Equity Trust 2005-A, as issuer (the "Issuer"), and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Issuer and the Indenture Trustee that:

          (a) The Purchaser understands that (i) the Class M-7 Notes have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (ii) the Issuer is not required to so register or qualify the Class M-7 Notes, (iii) the Class M-7 Notes may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (iv) the Indenture contains restrictions regarding the transfer of the Class M-7 Notes and (v) the Class M-7 Notes will bear a legend to the foregoing effect.

          (b) The Purchaser is acquiring the Class M-7 Notes for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

          (c) The Purchaser is (i) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Class M-7 Notes, such that it is capable of evaluating the merits and risks of investment in the Class M-7 Notes, (ii) able to bear the economic risks of such an investment and (iii) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

          (d) The Purchaser has been furnished with, and has had an opportunity to review (i) a copy of the Indenture and (ii) such other information concerning the Class M-7 Notes, the Mortgage Loans and the Issuer as has been requested by the Purchaser from the Issuer or the Seller and is relevant to the Purchaser's decision to purchase the Class M-7 Notes. The Purchaser has had any questions arising from such review answered by the Issuer or the Seller to the satisfaction of the Purchaser.

          (e) The Purchaser has not and will not nor has it authorized or will it authorize any person to (i) offer, pledge, sell, dispose of or otherwise transfer any Note, any interest in any Note or any other similar security to any person in any manner, (ii) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (iii) otherwise approach or negotiate with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (iv) make any general solicitation by means of general advertising or in any other manner or (v) take any other action, that (as to any of (i) through (v) above) would constitute a distribution of any Class M-7 Note under the Act, that would render the disposition of any Class M-7 Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Class M-7 Notes, except in compliance with the provisions of the Indenture.

          (f) The Purchaser is not a non-United States person.

Very truly yours, By:________________________________ Name: Title:

EXHIBIT D

FORM OF TRANSFEROR REPRESENTATION LETTER

_________, ____

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue, 10th Floor
New York, NY 10179

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Attention: Corporate Trust Administration

Re:	Home Equity Loan-Backed Notes, Series 2005-A, Class M-7

Ladies and Gentlemen:

          ___________ (the "Purchaser") intends to purchase $________ Home Equity Loan-Backed Notes, Series 2005-A, Class M-7 (the "Notes"), issued pursuant to an indenture dated as of January 1, 2005 (the "Indenture"), between Irwin Whole Loan Home Equity Trust 2005-A, as issuer (the "Issuer"), and Wells Fargo Bank, N.A., as indenture trustee (the "Indenture Trustee"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture. The Seller hereby certifies, represents and warrants to, and covenants with, the Issuer and the Indenture Trustee that:

          Neither the Seller nor anyone acting on its behalf has (i) offered, pledged, sold, disposed of or otherwise transferred any Class M-7 Note, any interest in any Class M-7 Note or any other similar security to any person in any manner, (ii) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Class M-7 Note, any interest in any Class M-7 Note or any other similar security from any person in any manner, (iii) has otherwise approached or negotiated with respect to any Class M-7 Note, any interest in any Class M-7 Note or any other similar security with any person in any manner, (iv) has made any general solicitation by means of general advertising or in any other manner, or (v) has taken any other action, that (as to any of (i) through (v) above) would constitute a distribution Class M-7 Notes under the Securities Act of 1933, as amended (the "Act"), that would render the disposition of any Class M-7 Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Class M-7 Note. The Seller has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

Very truly yours, By:________________________________ Name: Title:

EXHIBIT E

FORM OF REPRESENTATION LETTER

_________, ____

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue, 10th Floor
New York, NY 10179

Wilmington Trust Company,
as Owner Trustee
1100 North Market
Wilmington, Delaware 19890

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Re:	Bear Stearns Asset Backed Securities I LLC Irwin Whole Loan Home Equity Trust 2005-A; Class X Notes___________________________________________

Dear Sirs:

          ____________ (the "Transferee") intends to acquire from ____________ (the "Seller"), one or more Class X Notes issued pursuant to an indenture dated as of January 1, 2005 (the "Indenture"), between Irwin Whole Loan Home Equity Trust 2005-A, as Issuer (the "Issuer") and Wells Fargo Bank, N.A., as Indenture Trustee. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee, the Administrator and the Indenture Trustee that:

          (a) the Transferee is acquiring the Non-Offered Note for its own behalf and is not acting as agent or custodian for any other person or entity in connection with such acquisition;

          (g) the Transferee is not a partnership, grantor trust or S corporation for federal income tax purposes, or, if the Transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the Class X Notes are not more than 50% of the assets of the partnership, grantor trust or S corporation;

          (h) the Transferee will not (x) incur indebtedness secured by Class X Notes where payments on such indebtedness bear a relationship to payments on the Mortgage Loans within the meaning of Treasury Regulations Section 301.7701(i)-1(f) or (y) use a partnership, trust or other entity to indirectly achieve the result described in clause (x); and

          (i) the Transferee has been furnished with, and has had an opportunity to review a copy of the Indenture. The Transferee agrees to be bound by the Indenture.

Very truly yours, By:________________________________ Name: Title:

EXHIBIT F

CERTIFICATE OF NON-FOREIGN STATUS

          This Certificate of Non-Foreign Status (the "Certificate") is delivered pursuant to Section 4.02 of the indenture, dated as of January 1, 2005 (the "Indenture"), between Irwin Whole Loan Home Equity Trust 2005-A, as Issuer (the "Issuer") and Wells Fargo Bank, N.A., as Indenture Trustee, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the "Beneficial Owner"), or nominee on behalf of the Beneficial Owner of the Class X Note. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

          Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III.

          In addition, each holder shall submit with this Certificate an IRS Form W-9 relating to such holder.

          To confirm to the Indenture Trustee, the Owner Trustee and the Issuer that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Class X Note held by the undersigned, the undersigned hereby certifies:

Part I -           Complete Either A or B

          A.      Individual as Beneficial Owner

                     1.      I am (The Beneficial Owner is) not a non-resident alien for purposes of U.S. income taxation;

                     2.      My (The Beneficial Owner's) name and home address are:

                     _____________________________

                     _____________________________; and

                     3.      My (The Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is ___________________.

          B.      Corporate, Partnership or Other Entity as Beneficial Owner

                     1.      _________________ (Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations;

                     2.      The Beneficial Owner's office address and place of incorporation (if applicable) is _____________; and

                     3.      The Beneficial Owner's U.S. employer identification number is ________________.

Part II -           Nominees

          If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this Certificate has been made in reliance upon information contained in:

          ___ an IRS Form W-9

           ___ a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least 30 days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate to the Trust promptly after such change.

Part III -           Declaration

          The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Trust within 60 days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this Certificate may be disclosed to the Internal Revenue Service by the Trust and any false statement contained therein could be punishable by fines, imprisonment or both.

          Under penalties of perjury, I declare that I have examined this Certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.

________________________________________ Name ________________________________________ Title (if applicable) ________________________________________ Signature and Date

*NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this Certificate.